As filed with the Securities and Exchange Commission on November 7, 2001

                                                      Registration No. 333-66970
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                 Amendment No. 3

                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                             Hennessy Advisors, Inc.
                 (Name of small business issuer in its charter)

   California                     6282                           68-0176227
(State or other        (Primary Standard Industrial           (I.R.S. Employer
 jurisdiction of      Classification Code Number)            Identification No.)
 incorporation or
 organization)
                       ----------------------------------
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                 (415) 899-1555
        (Address and telephone number of principal executive offices and principal place of business)
                       ----------------------------------
                                Neil J. Hennessy
                             Chief Executive Officer
                             Hennessy Advisors, Inc.
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                 (415) 899-1555
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ---------------------------------
                                   Copies to:
                              Linda Y. Kelso, Esq.
                            Miriam K. Greenhut, Esq.
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000
                    ----------------------------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| .

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| .

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| .

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject to Completion. Dated November ___, 2001.

 The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                             450,000 Shares Minimum
                            1,000,000 Shares Maximum
                     Minimum Investment $1,000 (100 shares)
                   Maximum Investment $300,000 (30,000 shares)
[LOGO]
                             Hennessy Advisors, Inc.
                                  Common Stock

                        --------------------------------

         This is an initial public offering of shares of common stock of Hennessy Advisors, Inc. Except for up to 100,000 shares which may be sold by Neil J. Hennessy, the president and chief executive officer of Hennessy Advisors, all of the 1,000,000 shares of common stock are being sold by Hennessy Advisors. Our selling shareholder will be entitled to sell up to 10% of the shares we sell in this offering, even if only the minimum offering is sold. Hennessy Advisors will not receive any of the proceeds from the sale of the selling shareholder's shares.


         We will not close this offering unless we receive commitments to purchase at least 450,000 shares, which may include 45,000 shares to be sold by our selling shareholder, by February 28, 2002. If we receive commitments to purchase 450,000 shares by February 28, 2002, we will hold the initial closing and we will continue to offer up to an additional 550,000 shares until May 31, 2002. Until the initial closing, funds will be held in escrow by Firstar Bank, N.A. If we have not received commitments to purchase 450,000 shares by February 28, 2002, the offering will terminate and all funds held by the escrow agent will be returned promptly to the purchasers without interest.


         Hennessy Advisors will sell these shares through its officers without employing underwriters or other sales agents. Neil J. Hennessy is deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to the shares of our stock owned by him that are sold in the offering.

         Prior to this offering, there has been no public market for the common stock. The initial public offering price per share will be $10.00.

         See "Risk Factors" on page 1 to read about factors you should consider before buying shares of the common stock.


                        --------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         Notice to California Investors only: the shares of common stock in this offering may be purchased in California only by those California Investors who indicated in writing that the investor either has (i) a combined annual income of not less than $50,000 and a net worth of not less than $150,000 or (ii) a minimum net worth of not less than $250,000 (no minimum net income requirement). In both instances, net worth is calculated exclusive of home, home furnishings and automobiles and the investment in the shares must not exceed 10% of the investor's net worth.


                        --------------------------------

                                                                                         Minimum         Maximum
                                                                       Per Share          Total           Total
                                                                       ---------         -------         -------

Initial public offering price ....................................  $      10.00      $   4,500,000   $ 10,000,000
Proceeds to selling shareholder                                     $      10.00      $     450,000   $  1,000,000
Proceeds, before expenses, to Hennessy Advisors...................  $      10.00      $   4,050,000   $  9,000,000


         Because the offering will be made by officers of Hennessy Advisors, no underwriting discounts or commissions will be paid.

                        --------------------------------

                       Prospectus dated ____________, 2001

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and financial statements and the notes to those statements included elsewhere in this prospectus.


                             Hennessy Advisors, Inc.


         Hennessy Advisors, Inc. provides investment advisory services to four no-load mutual funds as well as high net worth investors primarily located in the United States. We generally manage assets on a discretionary basis (i.e., we do not need to seek the client's approval for securities transactions). We invest primarily through a set of quantitative criteria rather than based on qualitative judgments. Under investment management agreements with the mutual funds described below, we invest the assets of the funds, which raise capital for investment by selling shares to the public. Our investment management agreements with high net worth individuals generally give us discretion to invest the accounts these clients place with us for management. We apply the quantitative criteria described below to the fund portfolios. We apply many of the same criteria to the accounts we manage for individuals, modified in each instance by specific investment criteria specified by the client. As of September 30, 2001, we managed approximately $211 million in total assets, of which approximately $194 million were managed on behalf of the mutual funds.


         The mailing address for our principal executive office is 750 Grant Avenue, Suite 100, Novato, California 94945, and our telephone number is (415) 899-1555. We were originally incorporated in California in 1989 as Edward J. Hennessy Incorporated. We changed our name to Hennessy Advisors, Inc. in 2001. The web site for information on our mutual funds is located at http://www.hennessy-funds.com. The information on our web site is not a part of this prospectus.

                     Our Mutual Funds Investment Strategies


         We employ an investment strategy with the "Dogs of the Dow," each year purchasing the 10 highest yielding Dow Jones stocks in approximately equal dollar amounts and holding that portfolio for one year. We apply this investment strategy to a portion of Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund, two of the mutual funds we founded and manage. We also apply quantitative-based as opposed to qualitative strategies to the management of Hennessy Cornerstone Growth Fund and Hennessy Cornerstone Value Fund, each maintaining a 50-stock portfolio. The funds are described beginning on page 1.

                                  The Offering


         Unless noted otherwise, information in this prospectus is based on 960,680 shares outstanding as of September 30, 2001 and assumes (i) the issuance of 900,000 shares in this offering by Hennessy Advisors, subscriptions for the maximum offering amount and the selling shareholder's sale of 10% of this amount, (ii) the issuance of 90,740 shares to limited partners in the merger into Hennessy Advisors of The Hennessy Management Co., L.P. and The Hennessy Management Co. 2, L.P. upon the closing of the offering, and (iii) the redemption for cash of all of the outstanding adjustable rate preferred stock upon closing of the offering, but does not include the grant, subject to completion of the offering, of 87,500 fully vested common stock options at an exercise price equal to the offering price.



Minimum shares offered..........................................     450,000 shares (includes 45,000 shares
                                                                     which may be sold by the selling
                                                                     shareholder)

Maximum shares offered..........................................     1,000,000 shares (includes 100,000 shares
                                                                     which may be sold by the selling
                                                                     shareholder)

Maximum shares offered by selling shareholder...................     Up to 10% of share subscriptions

Offering price per share........................................     $10.00


Shares outstanding after this offering..........................     1,951,420 shares


Minimum subscription amount.....................................     $1,000 (100 shares)

Maximum subscription amount.....................................     $300,000 (30,000 shares)

Use of proceeds.................................................     For the repayment of debt, retirement of
                                                                     all of the outstanding shares of
                                                                     adjustable rate preferred stock and for
                                                                     general corporate purposes.

Terms of the offering...........................................     We may close this offering when we have
                                                                     received commitments to purchase a
                                                                     minimum of 450,000 shares and may hold
                                                                     additional closings for up to an
                                                                     aggregate maximum of 1,000,000 shares
                                                                     during the offering period.  We will hold
                                                                     all funds received up to the minimum
                                                                     offering amount in an escrow account.  If
                                                                     we do not receive commitments to purchase
                                                                     the minimum amount during the escrow
                                                                     period, we will return all proceeds to
                                                                     investors without interest.

Selling shareholder.............................................     Neil J. Hennessy may elect to sell up to
                                                                     10% of the shares subscribed for  at any
                                                                     closing of this offering.  For example,
                                                                     if we receive subscriptions for the
                                                                     minimum offering amount of 450,000
                                                                     shares, Mr. Hennessy may sell 45,000
                                                                     shares at the closing and we will sell
                                                                     405,000 shares.

Conditions to closing...........................................     We will not close this offering if we do
                                                                     not receive subscriptions to purchase at
                                                                     least the minimum offering amount.



                                       4


Escrow period...................................................     Funds will be held in escrow until the

                                                                     earlier of our receipt of commitments to
                                                                     purchase 450,000 shares or  February 28,
                                                                     2002.

Offering period.................................................     We may continue to sell shares after
                                                                     breaking escrow until  May 31, 2002.


No underwriting.................................................     We intend to sell the offering directly
                                                                     without the payment of any third party
                                                                     commissions or fees.

How to purchase shares..........................................     To purchase shares, you must complete and
                                                                     deliver a subscription agreement in the
                                                                     form attached as Annex A to this
                                                                     prospectus.  You should review the
                                                                     instructions included in the subscription
                                                                     agreement.

Escrow agent....................................................     Firstar Bank, N.A. will serve as escrow
                                                                     agent for the subscription funds pending
                                                                     the closing of the minimum offering.

                                 RISK FACTORS

         An investment in our common stock involves risk. You should carefully consider the following risks before making an investment decision. If any of the following risks occur, our business, results of operations, or financial condition could be materially and adversely affected.


We expect our revenues to decline as a result of the merger of The Hennessy Management Co, L.P. and The Hennessy Management Co. 2, L.P. into Hennessy Advisors.

         Hennessy Advisors is the general partner to two limited partnerships that currently serve as investment advisor to The Hennessy Funds. In the past, the partnerships have paid us fees for services on an hourly basis that exceeded partnership revenues. During fiscal 2001, the partnerships paid $69,100 more than they received in revenues. We will merge the partnerships into Hennessy Advisors at the closing of this offering. As a result of the merger, we will no longer have revenues for services performed for The Hennessy Funds that exceed advisory fees paid by The Hennessy Funds.


Our revenues will decline if the value of the securities held by the mutual funds we manage declines.


         We primarily obtain our revenues from advisory fees paid by the mutual funds we manage. These advisory fees are based on a percentage of the value of the assets of the funds. For the year ended September 30, 2001, 90.8% of our revenues were from advisory fees. The securities markets in general have experienced significant volatility, with declines in market value since March 2000. Any further decline in the securities markets, in general, and the equity markets, in particular, could further reduce our assets under management and consequently reduce our revenues. In addition, any continuing decline in the equity markets, failure of these markets to sustain their prior levels of growth, or continued short-term volatility in these markets could result in investors withdrawing from the mutual funds we manage or decreasing their rate of investment, either of which would be likely to further adversely affect us.


Our management fees are based on the value of our assets under management which is subject to significant fluctuations.

         Global economic conditions, interest rates, inflation rates and other factors that are difficult to predict affect the mix, market values, and levels of our assets under management. The Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund invest approximately 50% of their portfolios in U.S. Treasury securities with a remaining maturity of one year. Fluctuations in interest rates affect the value of such fixed-income assets under management. In turn, this affects our management fees. Similarly, all four of our funds are affected by changes in the equity marketplace, which may significantly affect the level of our assets under management. The factors above often have inverse effects on equity assets and fixed-income assets, making it difficult for us to predict the net effect of any particular set of conditions on our business and to decide effective strategies to counteract those conditions.

Poor investment performance by our mutual funds could decrease sales of our funds.

         Success in the investment management and mutual fund business is dependent on investment performance as well as distribution and client servicing. Good performance generally stimulates sales of our investment products and tends to keep withdrawals and redemptions low, generating higher management fees (which are based on the amount of assets under management). Conversely, relatively poor performance tends to result in decreased sales, increased withdrawals and redemptions, with corresponding decreases in our revenues. Many analysts of the mutual fund industry believe that investment performance is the most important factor for the growth of no-load mutual funds, such as those we offer. Failure of our investment products to perform well could, therefore, have a material adverse effect on us.

Our failure to comply with regulatory requirements may harm our financial condition.

         Our investment management activities are subject to client guidelines, and our mutual fund business involves compliance with numerous investment, asset valuation, distribution and tax requirements. A failure to adhere to these guidelines or satisfy these requirements could result in losses which a client could recover from us. We have installed procedures and utilize the services of experienced administrators, accountants and lawyers to assist in satisfying these requirements. However, there can be no assurance that such precautions will protect us from potential liabilities.

         Our businesses are subject to extensive regulation in the United States, including by the Securities and Exchange Commission. Our failure to comply with applicable laws or regulations could result in fines, suspensions of personnel or other sanctions, including revocation of our registration as an investment adviser. Changes in laws or regulations or in governmental policies could have a material adverse effect on us. See "Business -- Regulation."

Our investment management agreements can be terminated on short notice.

         Substantially all of our revenues are derived from investment management agreements. Investment management agreements with our mutual funds are terminable without penalty on 60 days' notice and must be approved at least annually by the disinterested members of each mutual fund's board of directors or trustees. If any of our investment management agreements are terminated or not renewed, our revenues could materially decline.

We will use a portion of the offering proceeds to pay debt incurred in connection with the acquisition of management contracts, the carrying value of which could be required to be written down in the future.


         Our September 30, 2001 balance sheet includes $3,841,603 of capitalized management contracts acquired in connection with our June 2000 license agreement with Netfolio, Inc. We will use approximately $3.8 million of the net proceeds from this offering to pay indebtedness incurred for the management contracts acquired. Of this amount, $1,849,709 represents the principal amount of debt owed to Netfolio which has accrued interest since July 15, 2001 at a default rate of 18% per annum.


         We may be required to write down from time to time in the future the carrying value on our balance sheet of the management contracts acquired, based on our assessment of any decline in our ability to earn revenues under these management contracts. The revenues from these management contracts could decrease if the assets under management under these contracts decrease. In addition, by law the management contracts are cancellable on 60 days' notice. If the management contracts were cancelled, we would be required to expense the entire remaining capitalized amount of these contracts. Any write-downs or write-offs, although a non-cash expense, would adversely affect our income statement and balance sheet.

We face intense competition from larger companies.

         The investment management business is intensely competitive, with low barriers to entry, and is undergoing substantial consolidation. Many organizations in this industry are attempting to market to and service the same clients as we do, not only with mutual fund products and services, but also with a wide range of other financial products and services. Many of our competitors have greater distribution capabilities, offer more product lines and services, and may also have a substantially greater amount of assets under management and financial resources. These competitors would tend to have a substantial advantage over us during periods when our investment performance is not strong enough to counter these competitors' greater marketing resources.

Market pressure to lower our advisory fees would reduce our profit margin.

         There has been a trend toward lower fees in some segments of the investment management industry. In order for us to maintain our fee structure in a competitive environment, we must be able to provide shareholders with investment returns and service that will encourage them to be willing to pay our fees. There can be no assurance that we will be able to maintain our current fee structure. Fee reductions on existing or future new business could have an adverse impact on our results of operations.

We may be required to forego all or a portion of our fees under our investment management agreements with the mutual funds.


         Market conditions may require that we waive our investment advisory fees from the mutual funds we manage to the extent that the mutual fund's operating expenses, including our fees (but excluding interest, taxes, brokerage commissions and extraordinary expenses such as litigation), exceed competitive expense limitations. We monitor ratios of expenses to average assets under management and waive advisory fees if we believe that our ratios might lead fund investors to redeem their shares in our mutual funds in order to seek lower expense ratios with other fund managers. During the fiscal years ended September 30, 2000 and 2001, The Hennessy Management Co. 2, L.P., the investment advisor to the Hennessy Leveraged Dogs Fund, waived and reimbursed fees for the Hennessy Leveraged Dogs Funds of $80,726 and $67,619, respectively.


We depend upon Neil Hennessy to manage our business. The loss of Mr. Hennessy may adversely affect our business and financial condition.

         Our success is largely dependent on the skills, experience and performance of key personnel, particularly Neil J. Hennessy, our chairman, chief executive officer and president, who is the driving force in our company's success. Mr. Hennessy is primarily responsible for the day-to-day management of the portfolio of each of our mutual funds and for developing and executing each fund's investment programs. The loss of Mr. Hennessy could have an adverse effect on our business, financial condition and results of operations.

Changes in the distribution channels on which we depend could reduce our revenues and slow our growth.


         We derive a significant portion of our sales through investment advisors who utilize no transaction fee programs also referred to as mutual fund supermarkets. A no transaction fee program means that the mutual fund customer does not pay a transaction fee. Rather, the fees are paid by the mutual fund itself or its investment advisor or distributor. Increasing competition in these distribution channels has caused our distribution costs to rise and could cause further increases in the future. Higher distribution costs lower our net revenues and earnings. Moreover, our failure to maintain strong business relationships with these advisors would impair our ability to distribute and sell our products, which would have a negative effect on our level of assets under management, related revenues and overall financial condition.


Our officers and directors own enough of our shares to significantly influence our company, which will limit your ability to influence corporate matters.

         Before this offering, our officers and directors own 75.85% of our outstanding common stock. Following the closing of this offering, assuming we sell 900,000 shares in the offering and Mr. Hennessy sells 100,000 shares, our executive officers and directors will beneficially own approximately 35.75% of our outstanding common stock. As a result, these stockholders will be able to significantly influence the outcome of any matter requiring a stockholder vote and, as a result, our management and affairs. Matters that typically require stockholder approval include the following:

         *        election of directors;

         *        merger or consolidation with another company; and

         *        sale of all or substantially all of our assets.

There are 960,680 shares of our common stock immediately available for resale following the offering which, if sold, could adversely affect our stock's market price.

         Following the merger of the limited partnerships into Hennessy Advisors, we will have 1,051,420 shares of common stock which are "restricted securities" under the Securities Act. Of that amount, 960,680 shares are currently available for resale following the offering because the Rule 144 holding period has expired. Resale of these shares could have an immediate and adverse effect on our stock's market price and adversely affect the development of a public market in the stock.

Managing the growth of our business may be difficult.


         Our business has dramatically grown over the past several years. For example, our revenue has increased to $1,674,068 for the year ended September 30, 2001 from $663,367 for the year ended September 30, 2000 and $314,902 for the year ended September 30, 1999. If our growth exceeds our expectations, our current managerial resources and infrastructure may be inadequate to handle our rapid growth. Also, our senior management team has limited collective experience managing a business the current size of Hennessy or a public company. We cannot assure you that our historical rate of growth will continue.


Our officers, directors and affiliates may purchase shares in the offering and shares purchased by them will count towards the 450,000 share minimum required to close.


         We will permit our officers, directors and affiliates to purchase shares in the offering on the same terms as other investors. If we have not sold the minimum of 450,000 shares as the February 28, 2002 deadline approaches, officers, directors or affiliates may purchase shares to ensure closing of the offering.


Our stock has not been and may not be available on a public market. Even if publicly traded, our stock price could be extremely volatile.

         Prior to this offering, our common stock could not be bought or sold publicly. Therefore, we do not know if investor interest in our stock will be sufficient to create or sustain a public trading market. We intend to seek one or more market makers through the securities industry contacts of our president and chief executive officer, Neil J. Hennessy, and to have our common stock traded on the Nasdaq Bulletin Board. We are currently in discussion with one market maker. If we are not able to develop a public trading market for the shares, investors may have limited liquidity and may be forced to hold the shares for an indefinite period of time.


         Recently, the stock market has experienced significant price and volume fluctuations. If our common stock suffers from this volatility, we could be subject to securities class action litigation, similar to that which has been brought against companies following periods of volatility in the market price of their common stock. Litigation could result in substantial costs and could divert our resources and senior management team's attention. This could harm our financial condition and operating results.

We set the price of the shares in this offering without any arms' length negotiations and it may not trade at this price in the future.

         We are acting as our own selling agent for the offering. As a result, we have set the initial public offering price of our common stock without arms' length negotiations with underwriters and it may not be representative of the prices that our stock will command later in the market.


You will experience immediate and substantial dilution.

         The initial public offering price is expected to be substantially higher than the net tangible book value of each outstanding share of common stock. If you purchase common stock in this offering, you will suffer immediate and substantial dilution. Assuming we sell the maximum number of shares offered for sale, the dilution will be $4.97 per share in the net book value of the common stock from the initial public offering price of $10.00 per share. Excluding our management contract acquired assets in determining net tangible book value, dilution would be $7.41 per share.


You may not agree with the ways in which we use the proceeds of this offering.

         We expect to use the proceeds of this offering for the repayment of debt and the remainder, if any, for general corporate purposes. We have no specific plan for the use of such proceeds other than the repayment of debt, nor can we tell you that you will agree with our use of the proceeds. Pending their use, we intend to invest any net proceeds from this offering which are not used to repay debt in short-term, investment grade securities or money market instruments or any mutual funds that we manage.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of September 30, 2001, and as adjusted to give effect to the sale of the minimum and maximum offering amounts at the public offering price of $10.00 per share and the receipt of estimated net proceeds therefrom. This table assumes that our selling shareholder elects to sell the maximum shares allotted to him in this offering, resulting in minimum shares sold by Hennessy Advisors of 405,000 shares and maximum shares sold by Hennessy Advisors of 900,000 shares. Our stockholders' equity in this table is also adjusted to reflect the issuance of 90,740 shares of common stock issuable to limited partners in the merger of our limited partnerships and retirement of adjustable rate preferred stock for $40,000 cash, as if each had occurred on September 30, 2001, but does not include the grant of 87,500 fully vested common stock options at an exercise price equal to the offering price. Each of these transactions is subject to completion of the offering.


                                                                                              As Adjusted
                                                                    Actual             Minimum           Maximum
                                                                    ------             -------           -------


Short-Term Payables.......................................     $       401,491   $        331,359    $            -

Long-Term Debt............................................     $     3,689,868   $              -    $            -


Stockholders' Equity:

   Adjustable rate preferred stock, $25 stated
     value; 25,000 shares authorized, 1,600,
     0 and 0 shares issued and outstanding,
     as adjusted, respectively............................               40,000                  -
                                                                                                                   -
   Common stock, no par value; 10,000,000 shares authorized;
     960,680, 1,456,420 and 1,951,420 shares issued and
     outstanding, as adjusted,                                          487,840          5,195,240        10,145,240
     respectively.........................................

   Additional paid-in capital.............................               24,008             24,008            24,008
   Accumulated deficit....................................            (339,090)          (350,299)         (350,299)
                                                               ----------------   ----------------   --------------
   Total stockholders' equity.............................             212,758          4,868,949         9,818,949
                                                               ----------------   ----------------   --------------
   Total Capitalization...................................     $     3,902,626   $      4,868,949   $     9,818,949
                                                               ================   ================   ==============

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for any historical information, this prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements may be located in the material set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operation," as well as in the prospectus generally. Any statements contained in this prospectus that are not of historical fact are intended to be and are "forward-looking statements," which involve known and unknown risks. We use the following terms and similar expressions to identify forward-looking statements: "anticipates," "believes", "estimates," "expects," "intends," "may," "plans," "potential," "should" and "will." Our actual results could differ from those indicated by the forward-looking statements made in this prospectus. Accordingly, you should not place undue reliance on these forward-looking statements.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Additionally, we do not assume responsibility for the accuracy or completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

                                 USE OF PROCEEDS

         Assuming that our selling shareholder elects to sell the maximum shares which he may sell in this offering, we estimate that our net proceeds from the sale of our minimum offering amount will be $3,800,000 and that our net proceeds from the sale of our maximum offering amount will be $8,750,000. We intend to use $40,000 of the net proceeds to redeem $40,000 of adjustable rate preferred stock from Neil J. Hennessy, our chairman and chief executive officer, and his brother, Brian Hennessy, who owns approximately 5.22% of our common stock and is a director of Hennessy Advisors. We will use the balance of the net proceeds of the offering to pay amounts owed in connection with the management contracts acquired with our 2000 license agreement with Netfolio, Inc. (formerly O'Shaughnessy Capital Management, Inc.) for the use of the names of and investment strategies applied to Hennessy Cornerstone Value Fund and the Hennessy Cornerstone Growth Fund, including bank debt incurred to make payments under this agreement. If we sell only the minimum offering amount, and our selling shareholder sells his full allotment of that amount, we will not have sufficient net proceeds to pay all of the obligations outlined above. Accordingly, at the time we close the minimum offering amount, if our net proceeds , together with cash flow from operations, are not sufficient to pay these obligations, our selling shareholder will sell fewer shares so that we may sell more and increase our net proceeds to satisfy these obligations. To the extent our selling shareholder defers the sale of his allotted shares in this manner, he may sell his deferred allotment following the closing of the minimum offering amount. Based on our existing obligations to be paid with the net proceeds of this offering, we do not anticipate that there will be net proceeds available for general working capital if only the minimum offering amount is sold.


         As of September 30, 2001, the principal amount owed to Netfolio is $1,849,709. We have issued a subordinated promissory note payable to Netfolio dated as of June 30, 2001 for $1,849,709. The note is payable in 60 equal monthly installments, together with interest at Firstar Bank's prime rate and is subordinated to our debt to Firstar Bank. The note matures on June 30, 2006. Because we have not made payments to Netfolio on its subordinated note, Netfolio has declared the note to be in default, and interest on the note accrues at 18% per annum instead of the prime rate. However, notwithstanding Netfolio's declaration of a default, our subordination agreement with Netfolio and Firstar Bank prevents Netfolio from exercising any right to collect the subordinated note until we pay our debt to Firstar Bank in full.

         As of September 30, 2001, the debt to Firstar Bank incurred in connection with prior payments to Netfolio had an outstanding balance of $1,840,159 (which accrues interest at Firstar Bank prime rate) and matures on April 10, 2005. We make principal payments to Firstar Bank each month of approximately $40,000.

         The following table shows how we intend to use the proceeds of the offering if we sell only the minimum of 450,000 shares and if we sell the full 1,000,000 shares and, in either case, assuming closing on February 28, 2002:


                                                  If only the minimum        If maximum offering
                                                    offering is sold               is sold
                                                    ----------------               -------

          Net proceeds                                  $3,800,000                $8,750,000
          Less:
             Pay off of Netfolio note

                                                         2,111,778                 2,111,778
               (including interest)
             Pay off of Firstar loan1                    1,669,223                 1,669,223

             Redemption of adjustable

             rate preferred stock                            40,000                    40,000
          Available for working capital                    (21,001)                4,928,999


          --------------------------------------
         1 The balance due to Firstar assumes that we continue to make monthly payments of principal and interest when due.

         2 We anticipate that we will have sufficient cash flow to make up the deficit.

         We will use the balance of the net proceeds, if any, for general corporate purposes, including working capital and the expansion of our business through enhanced distribution and marketing of our existing investment products, strategic acquisitions and new personnel. Management will have significant discretion as to the use of the net proceeds from this offering.

                               SELLING SHAREHOLDER

         Neil J. Hennessy, our chairman, chief executive officer and president, is offering for sale up to 100,000 shares of common stock. Mr. Hennessy may elect to sell up to 10% of the shares subscribed for at any closing, including the closing of the minimum offering amount. For example, if we receive subscriptions for the minimum offering amount of 450,000 shares, Mr. Hennessy may sell 45,000 shares in our initial closing and we will sell only 405,000 shares. We will receive no proceeds from Mr. Hennessy's sale of shares. If we only sell the minimum amount and in the unanticipated event that the net proceeds to Hennessy Advisors together with cash flow from operations would not be sufficient to pay all our obligations outlined above, Mr. Hennessy will reduce the number of shares he sells in the offering in order to allow Hennessy Advisors to sell more shares.

         Mr. Hennessy is currently our 67.69% shareholder, owning 711,680 shares of common stock. Assuming the sale of 100,000 shares by Mr. Hennessy, Mr. Hennessy will be our 31.35% shareholder, owning 611,680 shares of common stock.

                                 DIVIDEND POLICY

         We have not declared nor paid cash dividends on our common stock. After this offering, we do not anticipate paying cash dividends in the foreseeable future and we intend to retain future earnings, if any, to be applied towards the expansion and operation of our business. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors. Our loan agreement with Firstar Bank prohibits us from paying dividends until the loan is paid off.

                                    DILUTION

         If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering. We calculate pro forma net book value per share by calculating the total assets (excluding assets attributable to adjustable rate preferred stockholders) less total liabilities, and dividing it by the number of outstanding shares of common stock.


         After giving effect to this offering, less estimated expenses, there will be an immediate increase in the pro forma as adjusted net book value per share to existing stockholders and an immediate dilution per share to new investors. The following table illustrates this per share dilution on a pro forma basis as of September 30, 2001:


                                            Maximum Offering(1)                         Minimum Offering(1)

                                                                  Per                                      Per
                                     Dollar                      Share          Dollar                    Share
                                     Value         Shares        Value          Value        Shares       Value
                                     ------        ------        -----          ------       ------       -----


Net book value per
   common share                       172,758      960,680      $  0.18           172,758      960,680    $  0.18


Increase per share
attributable to
   new investors:
   Gross proceeds from              9,000,000      900,000                      4,050,000      405,000
offering
   Expenses of offering             (250,000)                                   (250,000)
   Value of shares issued in
     merger of limited
     partnerships                    907,400        90,740                       907,400        90,740
   Liquidation of investments
     in limited partnerships         (11,209)                                    (11,209)
                                   -----------   ---------                      ---------    ----------
                                    9,646,191      990,740                      4,696,191      495,740

Pro forma net book value per

   common share after offering      9,818,94     1,951,420         5.03         4,868,949    1,456,420       3.34
                                                                ---------                                  --------

Increase in net book value
   per common share
   attributable to new
   investors                                                    $  4.85                                   $    3.16


Initial public offering price
   per share                                                    $ 10.00                                   $   10.00

Pro forma net book value per
  common share after offering                                      5.03                                        3.34


   Dilution per share to new
     investors                                                  $  4.97                                   $    6.66
                                                                 ========                                  ========

---------------------
(1) The amounts computed do not reflect the impact of the options to purchase 87,500 shares of common stock which are to be awarded upon the sale of the minimum offering amount.


         The management contracts acquired asset recorded as of September 30, 2001 and the management contracts acquired to be recorded upon the issuance of shares in connection with the merger of the limited partnerships into Hennessy Advisors represent intangible assets which management believes to be fully recoverable. The following table represents the per share dilution on a pro forma basis as of September 30, 2001, excluding the management contracts acquired assets in determining the net tangible book value.

                                            Maximum Offering(1)                         Minimum Offering(1)

                                                                  Per                                       Per
                                     Dollar                      Share          Dollar                     Share
                                     Value         Shares        Value          Value        Shares        Value
                                     ------        ------        -----          ------       ------        -----


Net tangible book value per
  common share                      (3,668,845)     960,680    $   (3.82)       (3,668,845)      960,680  $ (3.82)


Increase per share
attributable to
   new investors:
   Gross proceeds from offering      9,000,000      900,000                      4,050,000       405,000

   Expenses of offering               (250,000)                                   (250,000)
   Shares issued in merger of
    limited partnerships                             90,740                                       90,740

   Cash paid to limited
     partners who elected not
     to receive common shares          (11,275)                                    (11,275)

   Liquidation of investments
     in limited partnerships           (11,209)                                    (11,209)
                                     ---------    ----------                       ---------   ----------
                                     8,727,516      990,740                      3,777,516       495,740

Pro forma net tangible book

    value per common share
    after offering                   5,058,671    1,951,420         2.59           108,671     1,456,420     0.07


Increase in net tangible book

    value per common share
    attributable to new
    investors                                                  $    6.41                                  $  3.89


Initial public offering price
   per share                                                   $   10.00                                  $ 10.00
Pro forma net tangible book
   value per common share
   after offering                                                   2.59                                     0.07

                                                                ----------                                 -------


   Dilution per share to new
     investors                                                 $    7.41                                  $  9.93
                                                                ==========                                 =======



              The following table summarizes on a pro forma basis, as of September 30, 2001, the total number of shares of common stock purchased, the total consideration paid to us, and the average price per share paid by existing stockholders and purchasers of shares in this offering, assuming our sale of 900,000 shares at $10.00 per share: (2)

                                                Shares Purchased            Total Consideration        Average Price
                                               Number         Percent       Amount        Percent        Per Share
                                               ------         -------       ------        -------        ---------

Existing stockholders................          960,680         49.23%    $    511,848       4.91%        $   0.53

New investors........................          990,740         50.77%       9,907,400      95.09%        $  10.00
                                             ---------        -------    -------------    ------

             Totals..................        1,951,420        100.00%    $ 10,419,248     100.00%
                                             =========        =======   =============     =======


---------------------
(1) The amounts computed do not reflect the impact of the options to purchase 87,500 shares of common stock which are to be awarded upon the sale of the minimum offering amount.

(2) Assumes that we sell the maximum offering amount and our selling shareholder elects to sell the maximum he may sell in this offering, resulting in 900,000 shares sold by Hennessy, and that we issue 90,740 shares in connection with the merger of our limited partnerships, but excludes the impact of the options to purchase 87,500 shares of common stock which are to be awarded upon completion of the offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         You should read the following discussion in conjunction with our financial statements, together with the notes to those statements, included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of our plans, objectives, expectations, and intentions. Our actual results may differ materially from those discussed in these forward-looking statements because of risks and uncertainties inherent in future events, particularly those identified in "Risk Factors."

Overview and General Industry Conditions

         Our primary sources of revenue are investment advisory fees. Advisory services include investment research, supervision of investments, conducting clients' investment programs, including evaluation, sale and reinvestment of assets, the placement of orders for purchase and sale of securities, solicitation of brokers to execute transactions and the preparation and distribution of reports and statistical information.


         Investment advisory fees are charged as a specified percentage of the average annual daily net value of the assets under management. Hennessy's total assets under management were $211 million, $236 million and $45 million as of September 30, 2001, September 30, 2000 and September 30, 1999, respectively. Approximately 91% of Hennessy's total revenues were attributable to the four Hennessy mutual funds for the year ended September 30, 2001. On June 30, 2000, our assets under management increased by approximately $197 million as the result of management contracts acquired for the two Cornerstone Funds on that date in connection with acquiring automated investment trading strategies from Netfolio, Inc., the Cornerstone Funds' former investment advisor.


         The following table provides additional information about the mutual funds and private client accounts for which we serve as investment advisor:


                                                 Advisory                  Advisory                    Advisory
                                    Net assets    fees      Net assets      fees       Net assets       fees
                                   outstanding   12 months   outstanding   12 months    outstanding    12 months
                                      as of       10/1/98       as of       9/30/99       as of        10/1/00 to
                                     9/30/99     to 9/30/99    9/30/00     to 9/30/00    9/30/01         9/30/01
                                   -----------   ----------  -----------   ----------   -----------    ----------

Hennessy Balanced Fund             $ 24,601,305   $ 63,572   $ 15,752,780  $  74,833    $ 15,004,465   $  175,156

Hennessy Leveraged Dogs Fund(1)    $  5,554,375   $ 93,724   $  2,927,971  $  26,669    $  3,054,633   $        0


Hennessy Cornerstone Value Fund        N/A          N/A      $ 17,432,367  $  53,767    $ 20,466,677   $  155,508

Hennessy Cornerstone Growth Fund       N/A          N/A      $182,589,429  $ 324,214    $155,775,133   $1,167,643

Private Client Assets              $ 15,701,622   $ 36,081   $ 17,077,842  $  32,303    $ 17,081,111   $   21,390

Totals                             $ 45,857,302   $193,377   $235,780,389  $ 511,786    $211,382,019   $1,519,247

(1) Includes amounts paid by Hennessy Management Co. 2, L.P. to Hennessy Advisors in excess of advisory fees paid by Hennessy Leveraged Dog Fund to the partnership as follows: year ended September 30, 1999 , 2000 and 2001, $88,046, $21,238 and $-0-.


                                               Value of Management Contracts Acquired As Of
                                             09/30/1999         09/30/2000         09/30/2001
                                            -------------      ------------       ------------
Hennessy Balanced Fund                         N/A                  $0                 $0
Hennessy Leveraged Dogs Fund                   N/A                  $0                 $0
Hennessy Cornerstone Value Fund                N/A             $  434,139         $  404,705
Hennessy Cornerstone Growth Fund               N/A             $3,686,854         $3,436,898
         Total Net of Amortization             N/A             $4,120,993         $3,841,603



         Neil J. Hennessy, our chief executive officer, president and chairman of the board served as expert witness and mediator in securities cases in the past and will continue as an expert witness on a limited basis in the future. Since July 2000 any and all fees attributable to the foregoing were revenues of Hennessy Advisors. Prior to that time, such fees were paid to Mr. Hennessy directly and Mr. Hennessy in turn paid a portion to Hennessy Advisors for office support and related services. Mr. Hennessy expects to further limit his expert witnessing at the completion of this offering.


         In July 2000, we withdrew our registration as a broker-dealer. While licensed as a broker-dealer, we earned commissions on trades executed for the mutual funds and private client accounts we managed.


         The principal asset on our balance sheet other than investment advisory fees receivable consists of the management contracts acquired in connection with the Cornerstone Funds. We are amortizing the capitalized cost of these contracts over 15 years, resulting in a carrying value of $3,841,603 at September 30, 2001 compared to $4,120,993 at September 30, 2000.


         Our principal business activities are affected by many factors, including redemptions by mutual fund shareholders, general economic and financial conditions, movement of interest rates and competitive conditions. Although we seek to maintain cost controls, a significant portion of our expenses are fixed and do not vary greatly due to the factors listed above. As a result, substantial fluctuations can occur in our revenue and net income from period to period.

Results of Operations

         The following table reflects items in the statements of operations as dollar amounts and as percentages of total revenue.

                                                                 Year Ended September 30,
                                             2001                         2000                            1999
                                             ----                         ----                            ====
                                                  Percentage                    Percentage                       Percentage
                                                   of Total                     of Total                         of Total
                                     Amounts       Revenue       Amounts         Revenue        Amounts          Revenue
                                     -------      ---------      -------        ----------      -------          ---------

REVENUE:
Investment advisory fees          $  1,519,247      90.75%      $    511,786       77.15%    $     193,377         61.41%
Expert witness fees               $    150,249       8.98%      $    138,500       20.88%    $      70,253         22.31%
Commissions                       $          0       0.00%      $     10,804        1.63%    $      51,272         16.28%
Other income                      $      4,572       0.27%      $      2,277        0.34%    $           0          0.00%
                   Total Revenue  $  1,674,068     100.00%      $    663,367      100.00%    $     314,902        100.00%


OPERATING EXPENSES:
Employee compensation and

  benefits                        $    583,168       34.84%     $    320,693       48.34%    $     187,309         59.48%
General and administrative        $    203,590       12.16%     $    172,722       26.04%    $     102,888         32.67%

Mutual fund distribution

  expenses                        $    140,816        8.41%     $     47,506        7.16%    $           0          0.00%

Commissions and floor

  brokerage                       $          0        0.00%     $     12,354        1.86%    $      16,267          5.17%
Amortization and depreciation     $    296,325       17.70%     $     79,158       11.94%    $       4,041          1.28%
Interest                          $    248,750       14.86%     $     71,510       10.78%    $           0          0.00%
        Total operating expenses  $  1,472,649       87.97%     $    703,943      106.12%    $     310,505         98.60%
Income (loss) before income
  taxes                           $    201,419       12.03%     $    (40,576)      -6.12%    $       4,397          1.40%
Income taxes                      $        800        0.05%     $        800        0.12%    $         800          0.25%

Net income (loss)                 $    200,619       11.98%     $    (41,376)      -6.24%    $       3,597          1.15%

Fiscal Year Ended September 30, 2001 Compared to Fiscal Year Ended September 30, 2000

         Total revenue increased by $1,010,701, or 152.5%, in the fiscal year ended September 30, 2001 from $663,367 in fiscal 2000. Investment advisory fee revenue increased by $1,007,461, or 196.9%, in the fiscal year ended September 30, 2001 from $511,786 in the prior comparable period reflecting an increase in assets under management due largely to the acquisition of management contracts for the Hennessy Cornerstone Value Fund and Hennessy Cornerstone Growth Fund on June 30, 2000.

         Expert witness fees increased $11,749 or 8.5% to $150,249 in fiscal 2001 from $138,500 in fiscal 2000 as a result of an increase in demand for expert witness services. Up until July 2000, expert witness fees were paid by clients directly to Mr. Hennessy and Mr. Hennessy paid Hennessy Advisors for support and related services. Since July 2000, expert witness fees are paid directly to Hennessy Advisors. However, Mr. Hennessy is only working in a limited capacity as an expert witness and plans to further limit his expert witness activity to devote the majority of his time to managing Hennessy Advisors.

         Revenues from commissions declined 100% from $10,804 in fiscal 2000 to $-0- in fiscal 2001 as a result of our terminating our brokerage business in July 2000.

         Compensation and benefits expense increased by $262,475, or 81.8%, to $583,168 for the fiscal year ended September 30, 2001 from $320,693 in the prior comparable period due primarily to the addition of two new employees. As a percentage of total revenues, compensation and benefits expense decreased to 34.84% in the fiscal year ended September 30, 2001 compared to 48.34% in the prior comparable period.

         General and administrative expense increased by $30,868, or 17.8%, to $203,590 in the fiscal year ended September 30, 2001 from $172,722 in the fiscal year ended September 30, 2000 due primarily to an increase in total managed assets and, to a lesser degree, to an increase in overall business. As a percentage of total revenue, general and administrative expense decreased to 12.2% in the fiscal year ended September 30, 2001 from 26.0% in the prior comparable period.

         Mutual fund distribution expenses increased from $47,506 in fiscal 2000 to $140,816 in fiscal 2001 due to assumption of management responsibilities with respect to the Cornerstone Funds in July 2000, including payment obligations under no transaction fee programs. Commissions and floor brokerage expense (including commissions to our clearing broker) decreased by 100.0% from $12,354 to $-0- despite the higher amount of assets under management, due to the fact that we withdrew our registration as a broker-dealer with the NASD, Inc. in July 2000.

         Amortization and depreciation increased by 274.2% from $79,158 in fiscal 2000 to $296,325 in fiscal 2001 as a result of amortizing the management contracts acquired for the Hennessy Cornerstone Funds.

         Interest expense was $248,750 for the year ended September 30, 2001 , increasing from $71,510 for the year ended September 30, 2000. This increase is due to interest cost associated with financing to license the automated trading strategies from Netfolio. During the period ended September 30, 2001, the average amount borrowed was $2,728,987 and the average interest rate paid was 9.1%.

         Our income tax expense of $800 in the fiscal year ended September 30, 2001, remained unchanged from the prior comparable period and represents California state franchise taxes. We incurred no income tax expense during fiscal 2001 or 2000 due to the utilization of a tax loss carry forward from prior years.

         As a result of the factors discussed above, total expense increased $768,706, or 109.2%, in the fiscal year ended September 30, 2001 from $703,943 in the same period of 2000. As a percent of total revenue, total expense decreased to 87.97% in the fiscal year ended September 30, 2001 compared to 106.2% in the prior comparable period largely due to the acquisition costs incurred in connection with acquisition of the management contracts.

         We had net income of $200,619 in the fiscal year ended September 30, 2001 compared to net loss of $(41,376) in the prior comparable period as a result of the factors discussed above.


Fiscal Year Ended September 30, 2000 Compared to Fiscal Year Ended September 30, 1999

         Total revenue increased by $348,465, or 110.7%, in the fiscal year ended September 30, 2000 from $314,902 in the same period of 1999. Investment advisory fee revenue increased by $318,409, or 164.7%, in the fiscal year ended September 30, 2000 from $193,377 in the prior comparable period reflecting an increase in assets under management due largely to the acquisition of management contracts for the Hennessy Cornerstone Value Fund and Hennessy Cornerstone Growth Fund on June 30, 2000.


         Expert witness fees increased $68,247 or 97.1% to $138,500 in fiscal 2000 from $70,253 in fiscal 1999 as a result of an increase in demand for expert witness services. Up until July 2000, expert witness fees were paid by clients directly to Mr. Hennessy and Mr. Hennessy paid Hennessy Advisors for support and related services. Since July 2000, expert witness fees are paid directly to Hennessy Advisors. However, Mr. Hennessy is only working in a limited capacity as an expert witness and plans to further limit his expert witness activity to devote the majority of his time to managing Hennessy Advisors.


         Revenues from commissions declined 78.9% from $51,272 in fiscal 1999 to $10,804 in fiscal 2000 as a result of our terminating our brokerage business in July 2000.

         Compensation and benefits expense increased by $133,384, or 71.2%, to $320,693 for the fiscal year ended September 30, 2000 from $187,309 in the prior comparable period due primarily to the addition of two new employees. As a percentage of total revenues, compensation and benefits expense decreased to 48.3% in the fiscal year ended September 30, 2000 compared to 59.5% in the prior comparable period.

         General and administrative expense increased by $69,834, or 67.9%, to $172,722 in the fiscal year ended September 30, 2000 from $102,888 in the fiscal year ended September 30, 1999 due primarily to an increase in total managed assets and, to a lesser degree, to an increase in overall business. As a percentage of total revenue, general and administrative expense decreased to 26.0% in the fiscal year ended September 30, 2000 from 32.7% in the prior comparable period.


         Mutual fund distribution expenses increased from $0 in fiscal 1999 to $47,506 in fiscal 2000 due to assumption of management responsibilities with respect to the Cornerstone Funds in July 2000. Commissions and floor brokerage expense (including commissions to our clearing broker) decreased by 24.1% from 16,267 to $12,354 despite the higher amount of assets under management, due to the fact that we withdrew our registration as a broker/dealer with the NASD, Inc. in July 2000 to focus our attention solely on the management of mutual funds.


         Amortization and depreciation increased by 1,858.9% from $4,041 in fiscal 1999 to $79,158 in fiscal 2000 as a result of amortizing the management contracts acquired for the Hennessy Cornerstone Funds.

         Interest expense was $71,510 for the year ended September 30, 2000, increasing from $0 for the year ended September 30, 1999. This increase is due to interest cost associated with financing to license the automated trading strategies from Netfolio. During the period ended September 30, 2000, the average amount borrowed was $751,327 and the average interest rate paid was 9.3%.

         Our income tax expense of $800 in the fiscal year ended September 30, 2000, remained unchanged from the prior comparable period and represents California state franchise taxes. We incurred no income tax expense during fiscal 2000 or 1999 due to the utilization of tax loss carry forward from prior years.

         As a result of the factors discussed above, total expense increased $393,438, or 126.7%, in the fiscal year ended September 30, 2000 from $310,505 in the same period of 1999. As a percent of total revenue, total expense increased to 106.1% in the fiscal year ended September 30, 2000 compared to 98.6% in the prior comparable period largely due to the acquisition costs incurred in connection with acquisition of the management contracts.

         We incurred a net loss of ($41,376) in the fiscal year ended September 30, 2000 compared to net income of $3,597 in the prior comparable period as a result of the factors discussed above.

Liquidity and Capital Resources


         Historically, we have financed our operations through capital contributions from our principal shareholders. The cost we incurred for the automated licensed strategy from Netfolio was financed by Netfolio and a loan from Firstar Bank. Our liquid assets consist primarily of cash and marketable securities.

         Our outstanding bank debt incurred with Firstar Bank in connection with prior payments to Netfolio as of September 30, 2001 and 2000 was $1,840,159 and $2,310,897, respectively. We will use the net proceeds from this offering to repay all of this bank debt. This bank debt matures on April 10, 2005 and accrues interest at the Firstar Bank prime rate.

         We also intend to use the net proceeds of the offering to pay amounts owed in connection with management contracts acquired with our 2000 licensing agreement with Netfolio, Inc. (formerly O'Shaughnessy Capital Management, Inc.) for the use of the names of and investment strategies applied to Hennessy Cornerstone Value Fund and the Hennessy Cornerstone Growth Fund. As of September 30, 2001 , the principal amount owed to Netfolio is $1,849,709. We have issued a subordinated promissory note payable to Netfolio dated as of June 30, 2001 for $1,849,709. The note is payable in 60 equal monthly installments, together with interest at Firstar Bank's prime rate, and is subordinated to our debt to Firstar Bank. Under the terms of the Netfolio note, if we do not make a required monthly payment to Netfolio, interest on the subordinated note accrues at 18% per annum. We have not made any required monthly payments on the Netfolio note. As a result, Netfolio has declared the note to be in default and since July 15, 2001 interest has accrued on the note at 18% per annum. However, notwithstanding Netfolio's declaration of a default, our subordination agreement with Netfolio and Firstar Bank prevents Netfolio from exercising any right to collect the subordinated note until we pay our debt to Firstar Bank in full.

                                    BUSINESS

The Company


         We provide investment advisory services to four no-load mutual funds and high net worth investors primarily located in the United States. We generally manage assets on a discretionary basis and invest primarily though formula based investment strategies. As of September 30, 2001 we had approximately $211 million in total assets under management, of which approximately $194 million was managed on behalf of the mutual funds.


Business Overview

         Hennessy Advisors was founded in 1989 as a California corporation under the name Edward J. Hennessy, Inc. acting as a NASD broker-dealer serving mainly individual investors. In 1996, we became an investment adviser to mutual funds, building our assets under management through Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund, two no-load mutual funds which we founded as The Hennessy Funds, Inc. Since their inception, we have managed a portion of these funds utilizing the "Dogs of the Dow" investment strategy, periodically purchasing the 10 highest yielding Dow Jones stocks in approximately equal dollar amounts and holding those stocks for one year.

         On June 30, 2000, we entered into a license agreement with Netfolio, Inc. (formerly O'Shaughnessy Capital Management, Inc.) to obtain the right to use the names of and investment strategies applied to the Hennessy Cornerstone Value Fund and Hennessy Cornerstone Growth Fund, two no-load open-end mutual funds with approximately $197 million in assets under management. Under our agreement with Netfolio, we paid Netfolio $2,210,897 on June 30, 2000, and we also issued Netfolio a subordinated promissory note for $1,849,709 on June 30, 2001. In June 2000, satisfying a condition of the license agreement and as required by the Investment Company Act of 1940, shareholders of the two Cornerstone Funds approved investment management agreements for Hennessy Advisors to serve as the funds' investment manager in place of Netfolio. Each of these funds is a series of Hennessy Mutual Funds, Inc. and maintains a 50-stock portfolio selected using formula-based strategies that we acquired from Netfolio.

         The Hennessy Cornerstone management agreements have an initial term of two years ending June 30, 2002, and may be renewed from year to year thereafter so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act. Each management agreement will terminate in the event of its assignment, or it may be terminated by Hennessy Mutual Funds (either by the board of directors or by vote of a majority of the outstanding voting securities of that Fund) or by Hennessy Advisors upon 60 days' prior written notice.

         Under the terms of the Hennessy Cornerstone management agreements, each Fund bears all expenses incurred in its operation that are not specifically assumed by Hennessy Advisors, the administrator or the distributor. Hennessy Advisors bears the expense of providing office space, clerical and bookkeeping services and maintaining books and records of the Funds. Hennessy Advisors may voluntarily waive its management fee or subsidize other Fund expenses.


         Our fund shares are primarily sold through mutual fund supermarkets. Currently, our principal supermarkets are Schwab One Source and Fidelity.


         Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund are respectively managed by Hennessy Management Co., L.P. and Hennessy Management Co. 2, L.P., each of which is a California limited partnership. Hennessy Advisors is the general partner of each limited partnership and as general partner performs all advisory functions on behalf of the partnerships for the funds. In order to consolidate all our investment advisory activities directly into Hennessy Advisors, the limited partners of these limited partnerships have agreed to merge the partnerships into Hennessy Advisors, subject to the closing of the minimum offering. Limited partners will receive an aggregate of 90,740 shares of common stock in exchange for their partnership interests in the merger. Limited partners who did not exercise statutory dissenters' rights with respect to the merger will receive one share for each $10 of capital they invested in each partnership. The exchange ratio was determined based on original invested capital rather than on the revenues or results of operations of the partnerships.

         The acquisition of the unconsolidated partnership interests will be accounted for using the purchase method of accounting. It is the intention of Hennessy Advisors, as general partner to make a full accounting of the partnership assets and liabilities as of the date of merger, to settle the payment of all liabilities of the partnerships, and then distribute any remaining cash to the accounts of the limited partners in proportion to their adjusted invested capital as of the merger date. Management currently estimates the cash to be distributed to the limited partners of Hennessy Management Co. L.P. and Hennessy Management Co. 2. L.P. to be $15,000 and $0, respectively.

         Following these distributions, the partnership interests will be converted by operation of law in the merger into shares of common stock of Hennessy Advisors. At that point, the partnerships' sole asset will be their management contracts with Hennessy Advisors. The partnerships have no fixed assets. In exchange for the value of the shares issued, the sole asset to be recorded by Hennessy Advisors will be the management contracts acquired asset, an intangible asset which had not been recorded on the financial statements of the partnerships.

         Three limited partners of Hennessy Management Co., L.P. who would receive an aggregate of 2,500 shares, based on the merger exchange ratio, have dissented from the merger and have agreed to accept cash totaling $11,275 in exchange for their partnership interests, subject to completion of the merger.

         The partnerships pay Hennessy Advisors advisory fees on an hourly basis for services performed in managing the partnerships, including investment advisory services performed by Hennessy Advisors in its capacity as general partner of the partnerships. The following table shows (1) partnership revenues and (2) the fees paid to us by each partnership for the year ended September 30, 2001:

                                                                                                           Fees paid to
                                                                  Year               Revenues         Hennessy Advisors, Inc.

            Hennessy Management Co., L.P.                         2001          $        106,088        $       175,156
                                                                  2000                   111,070                 74,834
                                                                  1999                   140,253                 63,572
            Hennessy Management Co. 2, L.P.                       2001          $          6,967        $            --
                                                                  2000                     5,341                 26,668
                                                                  1999                     5,678                 87,152

Following the merger of the partnerships into Hennessy Advisors, Hennessy Advisors will be the advisor to Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund. In that capacity, it will receive directly from these funds all advisory fees currently being paid by these funds to the partnerships. The partnerships generally have paid more to Hennessy Advisors than the partnerships have received in revenues because the partnerships have paid Hennessy Advisors based on actual costs that Hennessy Advisors has incurred in performing services for the partnerships, subject to any voluntary waiver by Hennessy Advisors of these costs. After the merger of the partnerships into Hennessy Advisors, Hennessy Advisors will not receive revenues from the partnerships. However, Hennessy Advisors believes that interest savings from the pay-off of debt out of the offering proceeds will more than offset amounts that would have been paid out of partnership capital.


         The general partner is not entitled to receive any partnership distributions in its capacity as general partner until the partners have received a return of all their invested capital. Partnership cash distributions have been made to the limited partners of Hennessy Management Co., L.P. that represent a return of approximately 60% of their invested capital, but not to the general partner, which has declined to receive a return of any of its 1% capital until the limited partners have received all their capital back. Hennessy Management Co. 2., L.P. has never made any cash distributions to its partners, because partner capital contributions have been needed to cover fund management expenses.

Summary of Investment Products and Strategies

         Hennessy Balanced Fund (HBFBX)

         This Fund seeks capital appreciation and current income. Approximately half of its portfolio is invested in U.S. Treasury bills, having a maturity of approximately one year, and the other half of the portfolio is invested in the ten highest yielding common stocks in the Dow Jones Industrial Average, known as the "Dogs of the Dow" stocks.

         Hennessy Leveraged Dogs Fund (HDOGX)

         This Fund seeks a combination of capital appreciation and current income that in the long run exceeds that of the Dow Jones Industrial Average. The Fund's strategy is similar to that of the Hennessy Balanced Fund except that up to 75% of its return is based on the performance of the ten stocks with the highest dividend yield in the Dow Jones Industrial Average, known as the "Dogs of the Dow" stocks. The other 25% is based on the return of U.S. Treasury bills maturing in a year or less.

         Hennessy Cornerstone Value Fund (HFCVX)

         This Fund seeks total return, consisting of capital appreciation and current income. This Fund consists of a 50 stock portfolio of market leading stocks (those with the highest sales, gross cash, shares outstanding and market values) with the highest dividend yields. The goal of this strategy is to produce a slightly higher rate of return versus the overall market, while virtually taking the same level of risk.

         Hennessy Cornerstone Growth Fund (HFCGX)

         This Fund seeks the long-term growth of capital. This Fund consists of a 50 stock portfolio of stocks with higher annual earnings than in the previous year, low price-to-sales ratios and strong relative price performance. The goal of this strategy is to produce a higher rate of return versus the overall market, while taking on more risk.

Business Strategy:

         We intend to leverage our asset management strengths in order to increase our assets under management and profitability through the following key elements:

         * Attract investors through our investment style of disciplined and quantitative analysis.

         * Expand our distribution network to additional mutual fund supermarkets.

         * Expand our current base of registered investment advisors (RIA's) that utilize no-load funds for their clients by hiring 2 to 4 experienced individuals who meet with, explain and sell funds to RIA's and broker/dealers for use in their clients' portfolios.

         * Participate in the platforms of national full service firms that permit their registered representatives to utilize no-load funds for their clients in a wrap fee account.

         * Pursue acquisitions. We believe that we will be in a better position after the offering to pursue acquisitions. We have no plans, arrangements or understandings relating to any specific acquisitions at this time.

         *        Introduce new funds in the future.

Description of our Business

         Our revenues are largely based on the level of assets under management in our mutual funds. Growth in revenues generally depends on good investment performance which increases assets under management by:

         *        increasing the value of existing assets under management,

         * contributing to higher investment and lower redemption rates, and

         * attracting additional investors while maintaining current fee levels.

         Growth in assets under management is also dependent on accessing various distribution channels, which is based on several factors, including performance and service. Fluctuations in financial markets also have a substantial effect on assets under management and the results of our operations. Advisory fees from the mutual funds are computed daily. These revenues vary depending upon the level of sales compared with redemptions, financial market conditions and the fee structure for assets under management. Shareholders of our mutual funds other than the Cornerstone Funds are allowed to exchange shares among the funds at no additional cost as economic conditions, market conditions and investor needs change. Shareholders of the Cornerstone Funds must pay a 1.5% exchange fee if they have not owned the fund shares for 90 days when they make an exchange.

         Our marketing efforts for the mutual funds are currently focused on increasing the distribution and sales of our existing funds. We believe that our marketing efforts for the mutual funds will continue to generate additional revenues from investment advisory fees. Initially, we distributed our mutual funds by using a variety of direct response marketing techniques, including telemarketing and articles published in business periodicals, and as a result we maintain direct relationships with a majority of our mutual fund customers. Beginning in late 1996, our mutual funds were offered through no transaction fee programs (NTF programs). A no transaction fee program means that the mutual fund customer does not pay a transaction fee. Rather, the fees are paid by the mutual fund itself or its investment advisor or distributor. NTF programs have become an increasingly important source of asset growth. Of the $194 million of assets under management in the mutual funds as of September 30, 2001, approximately 48.2% were generated from NTF programs. NTF programs typically charge 25 to 35 basis points.

         We provide investment advisory and management services pursuant to an investment management agreement with each mutual fund. While the specific terms of the investment management agreements vary to some degree, the basic terms of the investment management agreements are similar. The investment management agreements generally provide that we are responsible for overall investment and management services, subject to the oversight of each mutual fund's board of directors and in accordance with each mutual fund's fundamental investment objectives and policies. Our investment management agreements may continue in effect from year to year only if specifically approved at least annually by the mutual funds' board of directors.

         Currently, Hennessy Advisors participates in two "soft dollar" arrangements in which we receive research reports and real time electronic research in order to assist us in trading and managing our mutual funds. Soft dollar arrangements involve paying brokerage commissions for securities trades on behalf of a client where the commissions may be higher than those obtained elsewhere, in exchange for research or other services that also benefit other clients. The value of the research we receive under our soft dollar arrangements is approximately $60,000 per annum.

Employees

         As of September 30, 2001, we had 8 employees, 6 of whom were full-time employees.

Properties

         As of September 30, 2001, we leased for use in our business property located at 750 Grant Avenue, Suite 100, Novato, California 94945. Our lease expires on December 31, 2004, and contains two 2-year extension options.

Regulation

         Virtually all aspects of our business are subject to federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and shareholders of registered investment companies. Agencies that regulate investment advisers have broad administrative powers, including the power to limit, restrict or prohibit an adviser from carrying on its business in the event that it fails to comply with applicable laws and regulations. In such event, the possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in certain lines of business for specified periods of time, revocation of investment adviser and other registrations, censures, and fines. We believe that we are in substantial compliance with all material laws and regulations.

         Our business is subject to regulation at both the federal and state level by the SEC and other regulatory bodies. We are registered with the SEC under the Investment Advisers Act, and the mutual funds are registered with the SEC under the Investment Company Act.

         We are regulated by and subject to examination by the SEC. The Investment Advisers Act imposes numerous obligations on registered investment advisers including fiduciary duties, record keeping requirements, operational requirements, marketing requirements and disclosure obligations. The SEC is authorized to institute proceedings and impose sanctions for violations of the Investment Advisers Act, ranging from censure to termination of an investment adviser's registration. Our failure to comply with the SEC requirements could have a material adverse effect on us. We believe we are in substantial compliance with the requirements of the SEC.

         We primarily derive our revenues from investment advisory services. Under the Investment Advisers Act, our investment management agreements terminate automatically if assigned without the client's consent. Under the Investment Company Act, management agreements with registered investment companies such as the mutual funds terminate automatically upon assignment. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Hennessy Advisors. Neither this offering nor the merger of the limited partnerships into Hennessy Advisors will constitute an assignment for these purposes.

Competition

         Our investment advisory business competes with a number of larger, more established investment advisors and securities firms. Competition is influenced by various factors, including product offering, quality of service and price. All aspects of our advisory business are competitive, including competition for assets to manage. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with us. Large national firms, often with more personnel, have much greater marketing, financial, technical, research, and other capabilities. These firms offer a broader range of financial services than we do and compete not only with us and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. The investment funds we manage are similarly subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those we offer. A large number of investment products including closed-end companies and mutual funds, are sold to the public by investment management firms, broker/dealers, insurance companies and banks in competition with the investment products we offer. Many of our competitors apply substantial resources to advertising and marketing their investment products which may adversely affect our ability to attract new assets or our mutual funds. We expect that there will be increasing pressures among investment advisors to obtain and hold market share.

Legal Matters

         We are not a party to any litigation. From time to time, we could be a defendant in various lawsuits incidental to our business.

                                   MANAGEMENT

Executive Officers and Directors

         Our executive officers and directors as of the date of this prospectus are as follows:

Name                               Age            Position

Neil J. Hennessy                    45            President, Chief Executive
                                                    Officer and Chairman
Teresa M. Nilsen                    35            Executive Vice President,
                                                    Secretary and Director
Daniel B. Steadman                  45            Executive Vice President and
                                                    Director
Daniel G. Libarle                   60            Director
Henry Hansel                        53            Director
Thomas L. Seavey                    54            Director
Rodger Offenbach                    50            Director
Brian A. Hennessy                   48            Director

         Neil J. Hennessy has served as director and president of Hennessy Advisors, Inc. since 1989, as president and investment manager of The Hennessy Funds, Inc. since 1996 and as director and president of Hennessy Mutual Funds, Inc. since 2000. He is the portfolio manager to four no-load mutual funds. Mr. Hennessy started his financial career over 22 years ago as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. Mr. Hennessy has served as an expert witness to the securities industry since 1989, and has heard approximately four hundred and fifty cases to date in which he has prepared, reviewed, consulted, and evaluated securities sensitive issues. Mr. Hennessy served as the co-chairman of the National Association of Securities Dealer Business Conduct Committee District 1 from 1987 to 1989 and Chairman in 1994. Mr. Hennessy is the brother of Dr. Brian A. Hennessy.

         Teresa M. Nilsen has served as director, executive vice president and secretary of Hennessy Advisors, Inc. since 1989, as executive vice president and secretary of The Hennessy Funds, Inc. since 1996 and as executive vice president and secretary of Hennessy Mutual Funds, Inc. since 2000. Ms. Nilsen has worked in the securities industry for over 14 years. Ms. Nilsen graduated with a bachelor's degree in economics from the University of California, Davis, in 1987.

         Daniel B. Steadman has served as director and executive vice president of Hennessy Advisors, Inc. since 2000, as executive vice president of The Hennessy Funds, Inc. since 2000 and as executive vice president of Hennessy Mutual Funds, Inc. since 2000. Mr. Steadman has been in the financial services industry for over 25 years, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president and an organizing officer of Novato National Bank from 1984 through 1995, assistant vice president and manager of Bank of Marin from 1980 through 1984, and banking services officer of Wells Fargo Bank from 1974 through 1980.

         Brian A. Hennessy has served as director of Hennessy Advisors, Inc. since 1989, as director of The Hennessy Funds, Inc. since 1996, and as director of Hennessy Mutual Funds, Inc. since 2000. Dr. Hennessy has been a self-employed dentist for more than twenty years. Dr. Hennessy is the brother of our chairman, Neil J. Hennessy. Dr. Hennessy attended the University of San Francisco where he earned a B.S. in Biology in 1975. Dr. Hennessy received his D.D.S. from the University of the Pacific in 1980.

         Rodger Offenbach has served as a director of Hennessy Advisors, Inc. since 2001 and a director of The Hennessy Funds, Inc. since 1996. Mr. Offenbach attended California State University, Chico where he received a B.S. in Business Administration in 1972. Mr. Offenbach has been the owner of Ray's Catering and Marin-Sonoma Picnics since 1973.

         Daniel G. Libarle has been a director of Hennessy Advisors, Inc. since 2001. Mr. Libarle attended the University of Oregon and San Jose State University, where he graduated in 1963 with a B.A. in economics. Mr. Libarle is the owner and president of Lace House Linen, Inc. and is a founding director and chairman of the board of Bank of Petaluma. Mr. Libarle is currently a director of Greater Bay Bancorp and serves on the bank's audit committee.

         Thomas L. Seavey has served as a director of Hennessy Advisors, Inc. since 2001. Mr. Seavey graduated from Western Michigan University with a B.A. in English and History in 1969. For the majority of Mr. Seavey's business career, he has been involved in the sales and marketing of athletic and leisure products, as well as marketing professional athletes. Mr. Seavey spent 12 years at Nike as head agent for sales in the Midwest, as well as California, and spent three years at International Management Group as the Vice President of Products. While employed at Nike, Mr. Seavey formed a family business selling sport and leisure product in 1980, and formally took over the management of that company in 1993, selling half the interest in it in 1998. Mr. Seavey is currently managing Continental Sports Group (formerly Seavey Corp.)

         Henry Hansel has served as a director of Hennessy Advisors, Inc. since 2001. Mr. Hansel attended the University of Santa Clara where he graduated in 1970 with a B.S. in economics. He is president and proprietor of Hansel Dealer Group, which includes 7 automobile dealerships. Mr. Hansel is a founding director of the Bank of Petaluma.

Key Employees

         We have other key employees, as follows:

         Frank Ingarra, age 30, is currently head trader and director of marketing of Hennessy Advisors, Inc., and has been employed in that capacity since 2000. Prior to joining Hennessy, Mr. Ingarra was the vice president and head trader at O'Shaughnessy Funds in charge of all trading and back-office operations with respect to approximately $900 million in assets from 1998 to 2000. Prior to that, he worked in the direct marketing industry for Publishers Clearing House from 1996 to 1998 where he was responsible for managing all aspects of their Targeted Marketing Program. Mr. Ingarra holds a Bachelor of Mechanical Engineering degree from Villanova University and a Masters of Business Administration degree in Finance from Hofstra University.

         Jeffrey Colella, age 31, is currently vice president of The Hennessy Funds, Inc., and has been employed by Hennessy Advisors, Inc., in various capacities essential to our mutual fund business since 1996, including operations, sales support and direct sales.

         Ana Miner, age 43, has been vice president - operations of The Hennessy Funds, Inc., and has been employed by Hennessy Advisors, Inc. since 1998. From 1990 to 1998, Merrill Lynch Capital

Markets employed Ms. Miner as an institutional sales assistant. Ms. Miner has over twenty years of experience in the securities industry, beginning her career in 1980.


Board Composition

         We currently have eight directors. Our directors serve for one year terms.

Board Committees

         The audit committee reviews our audited financial statements and accounting procedures and recommends the employment of, and approves the fee arrangements with, independent auditors for both audit functions and for advisory and other consulting services. The audit committee consists of Daniel
G. Libarle, Henry Hansel and Thomas L. Seavey.


         The compensation committee reviews and approves the compensation and benefits for our key executive officers, administers our employee benefits and stock purchase plans, and makes recommendations to our board of directors regarding grants of stock options and any other incentive compensation arrangements. The compensation committee consists of Rodger Offenbach, Thomas L. Seavey and Daniel G. Libarle.


Directors' Compensation

         Directors of the company who are also employees receive no additional compensation for their services as a director. Non-employee directors do not currently receive fees for their services as directors, although it is anticipated that non-employee directors will receive fees in the future. Such fees may be in the form of cash, stock or stock options, or a combination of the foregoing. The company will reimburse all directors of the company for travel expenses incurred in attending meetings of the board of directors and its committees.

Executive Compensation


         The following table summarizes the compensation we paid or accrued for services rendered for the year ended September 30, 2001, to our chief executive officer in 2001. No other executive officer received compensation in excess of $100,000 in 2001.


                               Annual Compensation
                                                                                  All Other
                                    ------------                                    Annual           Long-term
Name and Principal Position             Year         Salary         Bonus        Compensation       Compensation
---------------------------             ----         ------         -----        ------------       ------------


Neil J. Hennessy, Chief
   Executive Officer..............      2001       $ 135,468         $ 0          $ 6,950(1)            $ 0




(1)    Includes auto allowance of $4,940 and health club membership of $2,010.


Employment Agreements

         Neil J. Hennessy has entered into an employment agreement relating to his service as our chairman of the board and chief executive officer and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of this offering. Under the employment agreement, Mr. Hennessy will be responsible for managing or overseeing the management of our mutual funds, attracting mutual fund accounts, attracting or managing accounts for high net worth individuals or retirement accounts or otherwise generating revenues. Mr. Hennessy will receive an annual salary of $180,000 plus a car, insurance, and any other benefit that other employees receive. In addition to his base compensation, Mr. Hennessy will receive an incentive-based management fee in the amount of 10% of our pre-tax profit, if any, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America. The term of the employment agreement extends through the year 2006. The agreement can only be modified with the consent of our board of directors.

Employee Benefit Plans


         On May 2, 2001 we established an incentive plan providing for the issuance of options, stock appreciation rights, restricted stock, performance awards and stock loans for the purpose of attracting and retaining executive officers and other key employees. The maximum number of shares which may be issued under the plan is 25% of the outstanding common stock. Based on shares outstanding as of September 30, 2001 of 960,680 and the maximum number of shares outstanding after the offering of 1,953,920, the maximum number of shares which could be offered under the plan would be 240,170 and 488,480, respectively. The compensation committee of the board of directors will have the authority to determine the terms of awards granted under the plan, including, among other things, the individuals who receive awards, the times when they receive them, vesting schedules, performance goals triggering the exercisability of options or the payment of performance awards, whether an option is an incentive or non-qualified option and the number of shares to be subject to each award. However, no participant may receive options or stock appreciation rights under the plan for an aggregate of more than 50,000 shares in any calendar year. The exercise price and term of each option or stock appreciation right will be fixed by the compensation committee, except that the exercise price for each stock option which is intended to qualify as an incentive stock option must be at least equal to the fair market value of the stock on the date of grant and the term of the option cannot exceed 10 years. In the case of an incentive stock option granted to a 10% shareholder, the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within ten years from the date of adoption of the plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted to any one individual, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. An optionee may, with the consent of the compensation committee, elect to pay for the shares to be received upon exercise of his options in cash or shares of common stock or any combination thereof.


         Options to purchase an aggregate of 87,500 shares of common stock are to be awarded to our employees, executive officers and directors when we sell the minimum offering amount. The options will have an exercise price equal to the offering price, have a term of ten years and will vest immediately.

         All our employees are eligible to participate in our 401(k) program after they reach the age of 21 and work 1,000 hours of service during each 12-month eligibility. Matching employer contributions for the plan year are discretionary each plan year. Employer account vesting is 20% after two years of service then 20% each year thereafter until fully vested at 100% (after 6 years of employment). Family health care insurance is available for all employees who work a minimum of 30 hours per week. Hennessy Advisors pays the premium.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Neil J. Hennessy, the president and chief executive officer of Hennessy Advisors, provides expert witness services relating to securities sensitive issues. Prior to July 2000, clients paid Mr. Hennessy directly for these services and he reimbursed Hennessy Advisors for support and related services. During the fiscal year ended September 30, 2000, Mr. Hennessy received $228,430 in expert witness fees and paid Hennessy Advisors $119,238 for support and related services. Since July 2000, expert witness fees are paid directly to Hennessy Advisors.

         There have been no other transactions since October 1, 1999 of more than $60,000 between Hennessy Advisors and any 5% or more shareholder, director or executive officer of the company.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2001. We have listed each person that beneficially owns more than five percent of the outstanding common stock; each of our directors and named executive officers; and all directors and executive officers as a group.


         Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The address for each principal stockholder is 750 Grant Avenue, Suite 100, Novato, California 94945.


         The percentage of beneficial ownership before this offering is based on 1,051,420 shares outstanding as of September 30, 2001, including 90,740 shares issuable in the mergers of our limited partnerships. The percentage of beneficial ownership after this offering is based on an assumed 1,953,920 shares outstanding after this offering. For this purpose, the number of shares deemed outstanding after this offering includes all shares deemed to be outstanding before the offering, the maximum shares being sold in this offering (900,000, assuming our selling shareholder elects to sell the maximum shares possible).


                                                                         Percent of Common Stock
                                                                    -----------------------------------
                                             Number of Shares           Before             After
                                              of Common Stock        Offering(1)         Offering
                                          ------------------------  -----------------------------------

Executive Officers and Directors

Neil J. Hennessy(1).....................            711,680               67.69%           31.35%(2)
Teresa M. Nilsen........................             20,000                1.90%            1.02%
Brian A. Hennessy(1)....................             55,000                5.23%            2.82%
Daniel B. Steadman......................                  0                0.00%            0.00%
Tom Seavey..............................                  0                0.00%            0.00%
Henry Hansel............................                  0                0.00%            0.00%
Rodger Offenbach........................              8,870                *                *
Daniel G. Libarle.......................              2,000                *                *

All executive officers
and directors as a
group (8 persons).......................            797,550               75.85%           35.75%


Five Percent Stockholders

Helen Hennessy(1).......................             55,000               5.23%             2.82%

------------------------------------------
*        Less than 1%

(1) The address for Neil J. Hennessy, Brian A. Hennessy and Helen Hennessy is 750 Grant Avenue, Suite 100, Novato, California 94945. Helen Hennessy is the mother of Neil J. Hennessy and Brian A. Hennessy. Neil Hennessy and Brian Hennessy disclaim any beneficial ownership of the shares owned by Helen Hennessy.

(2)      Assumes the sale by Mr. Hennessy of 100,000 shares in this offering.

                          DESCRIPTION OF CAPITAL STOCK

General

         Upon the closing of this offering, our authorized capital stock will consists of 15 million shares of common stock, no par value per share, and 5 million shares of preferred stock, no par value per share.

Common Stock

         As of September 30, 2001, there were 960,680 shares of common stock outstanding that were held of record by 11 stockholders. Based upon the number of shares outstanding as of September 30, 2001, and giving effect to the 90,740 shares issuable to limited partners in the merger of our limited partnerships and the issuance of 900,000 shares of common stock in this offering, there will be 1,951,420 shares of common stock outstanding upon completion of this offering.

         Holders of common stock are entitled to one vote for each share on all matters to be voted upon by the stockholders and have cumulative voting rights. Our bylaws provide that if we are listed on the Nasdaq stock market or a national securities exchange, holders of common stock will no longer have cumulative voting rights. Subject to preferences to which holders of any preferred stock issued after the sale of the common stock in this offering may be entitled, holders of common stock are entitled to receive ratably any dividends, declared from time to time by our board of directors out of legally available funds. Please see "Dividend Policy."

         In the event of a liquidation, dissolution, or winding up of Hennessy, holders of common stock would be entitled to share in Hennessy's assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

         The board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time shares of preferred stock in one or more series not to exceed an aggregate of 5 million shares. The board of directors may determine or alter the preferences, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of Hennessy. At September 30, 2001, there were 1,600 shares of adjustable rate preferred stock outstanding, which will be redeemed out of the proceeds of the offering. We have no plans to issue any additional shares of preferred stock.

Limitation of Liability and Indemnification

         Section 317 of the California Corporations Code provides that a corporation may indemnify a corporate "agent" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Section 317 also authorizes indemnification of a corporate agent against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the board of directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

         We intend to enter into agreements to indemnify our directors and executive officers. We may also secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity.

         At present, there is no pending litigation or proceeding involving a director or officer of Hennessy in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Transfer Agent

         The transfer agent and registrar for our common stock is Firstar Bank, N.A. The transfer agent's address is 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202 and its telephone number is (513) 632-5578.

                         SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

         Before this offering there has been no market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock.

         Upon completion of this offering, we will have outstanding an aggregate of 1,951,420 shares of common stock, assuming the issuance of 900,000 shares of common stock in this offering. Of these shares, the 900,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by existing "affiliates" of Hennessy. Our affiliates are people or entities that directly or indirectly control our company, are controlled by our company, or are under common control of our company. Sales by our affiliates would be subject to the restrictions described below.

         The remaining 1,051,420 shares of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these, (1) 90,740 shares will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the securities laws unless an exemption from registration is available, and (2) the remaining 960,680 shares are owned by affiliates and must also be sold in compliance with Rule 144 other than Rule 144's one-year holding period, which has already been satisfied.

Rule 144

         Rule 144 is one of the exemptions referred to above. Generally, Rule 144 as currently in effect permits a shareholder (including an affiliate) who has beneficially owned restricted shares for a least one year to sell, beginning three months after the date of this prospectus, within any three-month period shares which do not exceed the greater of:

         * 1% of the outstanding shares of common stock of the company (1% will equal approximately 19,514 shares immediately after this offering); or

         * the average weekly trading volume in the common stock during the four calendar weeks preceding the sale.

         Shares properly sold in reliance on Rule 144 must be sold through "broker's transactions" or to market makers, and there must be current public information about the company available. Shares sold under Rule 144 to persons who are not affiliates become freely tradable without restriction or registration under the securities laws. The restrictions of Rule 144 do not apply to a person who has beneficially owned their shares for at least two years (including "tacked on" holding periods) and who is not an affiliate of the company. Therefore, unless otherwise restricted by contract, "144(k) shares" may be sold immediately upon the completion of this offering.

Stock Options

         Following this offering, we intend to file a registration statement covering approximately 488,480 shares of common stock issuable upon the exercise of stock options which may be granted under our stock option plan. Accordingly, once options are issued under the plan, shares to be registered in this manner will be available for sale in the open market, except to the extent the shares are subject to vesting restrictions. No stock options are currently outstanding under the plan. Affiliates will still be required to comply with Rule 144.

                              PLAN OF DISTRIBUTION

         We are offering up to a maximum of 1,000,000 shares and a minimum of 450,000 shares at $10.00 per share. The minimum investment requirement is $1,000 and the maximum per investor is $300,000. If the minimum offering amount is not sold by February 28, 2002, we will terminate the offering. If the minimum offering amount is sold, and we continue to sell shares after the escrow period, the offering will terminate on the earlier to occur of: the date selected by Hennessy; the date of the sale of the maximum offering amount; or May 31, 2002. All proceeds from subscriptions will be deposited promptly into an escrow account with Firstar Bank, N.A. serving as escrow agent. If the minimum offering amount is not sold by the termination of the offering, all funds will be returned promptly to investors without deduction or interest. During the offering period, before the minimum offering amount is sold, investors who purchase shares will not be entitled to a refund of their payments. If the minimum offering amount is sold before the termination of the offering, a closing will be held at our offices as to the minimum. At such closing, the funds held in the escrow account will be released and the investors will become stockholders of Hennessy. Our officers, directors and affiliates will be permitted to purchase shares in the offering, and any shares for which they subscribe will count toward the minimum of 450,000 shares. Because our selling shareholder may elect to sell up to 10% of the shares we sell in any closing, we may only sell 405,000 shares at our closing of the minimum offering and 900,000 shares in the aggregate.

         Prior to this offering, there has been no public market for the common stock. There can be no assurance that the common stock will be quoted in the over-the-counter market. The offering is not conditioned upon a quotation of our stock in the over-the-counter market.

         We plan to sell the shares of this offering through our own officers, directors and employees; in other words, we will be acting as our own selling agent for the offering. This is called a self-underwritten offering. No broker or dealer has been retained or is under any obligation to buy or sell any shares. Our officers and directors cannot be paid any commissions or special fees for the shares they sell. Our officers and directors are not engaged in the business of effecting securities transactions for the account of others. Their securities sales activities during the last 12 months have been limited to acting on our behalf. As a result, they are not required to register as securities brokers.

         Our officers and directors will contact prospective investors through direct, personal meetings and telephone calls to people they know. All such meetings and other contacts will include an invitation to receive a copy of this prospectus. We will not accept any subscription unless the subscriber has already received a prospectus. Depending on state laws, we may not be permitted to sell shares in all states.

         Neil J. Hennessy, the selling shareholder and our president and chief executive officer, is deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to the shares of our stock owned by him that are sold in the offering.

         We have set the initial public offering price of our common stock without arms' length negotiations with third parties. Investment management companies typically are bought and sold at a price based on a percentage of assets under management. Accordingly, we looked at the percentages in publicly announced acquisitions during the preceding year and used the mid-point of these percentages in arriving at an estimate for the total value of Hennessy Advisors. We applied this percentage to the total assets we managed at September 30, 2001, and then increased the resulting amount by a premium that ranges from approximately 23% to 34%. There is no assurance that the same per share price would result from negotiations with underwriters or from a sale of our company to a third party. The other transactions we looked at are for companies that are not necessarily comparable with our size or operations. We do not plan on adjusting the initial public offering price of our common stock for any increase or decrease after September 30, 2001 in the assets we manage.

         After the Securities and Exchange Commission grants our registration statement an effective date, we may find an underwriter for this offering. If one is found, we will file a post-effective amendment to the registration statement of which this prospectus is a part. Such an amendment would include the necessary information about the underwriter, what the underwriter will do, and what it will charge as far as commissions and other fees. If an amendment of this kind is filed, we will suspend the offering until the Securities and Exchange Commission has given its permission to proceed under the new underwriting arrangement.

         To subscribe for shares, you must complete, sign, date, and deliver to us a subscription agreement that includes the purchase price in check or money order payable to "Hennessy Advisors, Inc." A copy of the subscription agreement is provided with this prospectus. We reserve the right to reject any subscription in its entirety, or to allocate shares among subscribers if the offering is subscribed above the maximum offering amount. If any subscription is rejected, the funds included for that subscription will be returned to the subscriber without interest or deduction. We might reject a subscription in its entirety for one or more reasons, including:

         * A subscriber is a resident of a state in which this offering has not been registered,

         * We determine that a subscription - either on its own or in conjunction with subscriptions from related investors - constitutes an acquisition of a controlling interest that has not been executed in the manner prescribed by applicable securities laws; or

         * We deem that the investment is not suitable for the investor, or that the manner in which the investor was solicited was in some way inappropriate.

The above reasons are not the only ones we might have for rejecting a subscription in its entirety, but they are the ones we believe most likely to occur.

                                  LEGAL MATTERS

         The validity of the shares of common stock issued in this offering will be passed upon for us by the law firm of Foley & Lardner, Jacksonville, Florida.

                                     EXPERTS

         The financial statements of Hennessy Advisors, Inc. as of September 30, 2001 and 2000, and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Hennessy Management Co., L.P. as of September 30, 2001 and for the year then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Hennessy Management Co. 2, L.P. as of September 30, 2001 and for the year then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Hennessy Advisors, Inc. for the year ended September 30, 1999 have been included herein and in the registration statement in reliance upon the report of Bregante & Co., LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

         On July 19, 2001, we advised Bregante & Co., LLP, which had served as our auditors since September 30, 1999, that we would be engaging another auditing firm in preparation for an initial public offering. Bregante & Co., LLP's report on our financial statements for the year ended September 30, 1999 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. We did not have any disagreements with Bregante & Co., resolved or not, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreement in its report.

         In June 2001, we engaged KPMG LLP ("KPMG") as our auditors. The board of directors approved the engagement because of KPMG's extensive experience in auditing public companies. Prior to their engagement, we did not consult with KPMG regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and KPMG did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus is a part) under the Securities Act of 1933, relating to the common stock we are offering. This prospectus does not contain all the information that is in the registration statement. Portions of the registration statement have been omitted as allowed by the rules and regulations of the Securities and Exchange Commission. Statements in this prospectus which summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. For further information regarding our company and our common stock, please see the registration statement and its exhibits and schedules. You may examine the registration statement free of charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission as Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10048. Copies of the registration statement may also be obtained from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330, regarding registrants, such as Hennessy, that file electronically with the Commission. In addition, the registration statement and other public filings can be obtained from the Commission's Web site at http://www.sec.gov.

         We intend to furnish our shareholders written annual reports containing audited financial statements certified by an independent public accounting firm.

                          Index to Financial Statements


Reports of Independent Auditors..........................................   F-3

Balance Sheets as of September 30, 2001 and 2000.........................   F-5

Statements of Operations for the Years ended September 30, 2001, 2000
and 1999.................................................................   F-6

Statements of Changes in Stockholders' Equity for the Years Ended
September 30, 2001, 2000 and 1999........................................   F-7

Statements of Cash Flows for the Years ended September 30, 2001, 2000
and 1999.................................................................   F-8

Notes to Financial Statements............................................   F-9


Hennessy Management Co., L.P.
-----------------------------

Report of Independent Auditors...........................................   F-17

Balance Sheet as of September 30, 2001...................................   F-18

Statements of Operations for the Year ended September 30, 2001...........   F-19

Statements of Changes in Partners' Capital for the Year Ended
September 30, 2001.......................................................   F-20

Statements of Cash Flows for the Year ended September 30, 2001...........   F-21

Notes to Financial Statements............................................   F-22


Hennessy Management Co. 2, L.P.
-------------------------------

Report of Independent Auditors...........................................   F-24

Balance Sheet as of September 30, 2001...................................   F-25

Statements of Operations for the Year ended September 30, 2001...........   F-26

Statements of Changes in Partners' Capital for the Year Ended
September 30, 2001.......................................................   F-27

Statements of Cash Flows for the Year ended September 30, 2001...........   F-28

Notes to Financial Statements............................................   F-29

Pro Forma Financial Information
-------------------------------

Selected Pro Forma Financial Information.................................   F-31

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2001......   F-32

Unaudited Pro Forma Combined Income Statement for the year ended
September 30, 2001.......................................................   F-33

Notes to Selected Pro Forma Financial Information........................   F-34

                          Independent Auditors' Report


The Board of Directors and Shareholders
Hennessy Advisors, Inc.:

We have audited the accompanying balance sheets of Hennessy Advisors, Inc. (the Company) as of September 30, 2001 and 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hennessy Advisors, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ KPMG LLP

San Francisco, California
November 2, 2001

                               BREGANTE & CO., LLP


Board of Directors
Hennessy Advisors, Inc. (formerly Edward J. Hennessy Incorporated)

We have audited the accompanying statements of operations, changes in stockholders' equity and cash flows of Hennessy Advisors, Inc., formerly Edward
J. Hennessy Incorporated, for the year ended September 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, changes in stockholders' equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in statements of operations, changes in stockholders' equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Hennessy Advisors, Inc. operations, changes in stockholders' equity and cash flows for the year ended September 30, 1999, in conformity with generally accepted accounting principles.


                                      /s/ Bregante & Co., LLP

December 6, 1999
San Francisco, California

                       HENNESSY ADVISORS, INC.

                            Balance Sheets

                     September 30, 2001 and 2000

  Assets                                                                              2001                     2000
                                                                                 ----------------         ----------------

Cash                                                                           $      28,162            $       5,650
Investments in marketable securities, at fair value                                    4,280                    4,031
Investments in limited partnerships                                                   11,209                   11,209
Investment advisory fees receivable                                                  126,575                  127,297
Expert witness fees receivable                                                        24,181                   21,993
Management contracts acquired, net of accumulated amortization of $349,237
   and $69,847 at September 30, 2001 and September 30, 2000, respectively          3,841,603                4,120,993
Property and equipment, net of accumulated depreciation of $32,207
   and $15,272 at September 30, 2001 and September 30, 2000, respectively             42,567                   57,233
Other assets                                                                          21,044                   23,917
Deferred offering costs                                                              204,496                       --
                                                                                 ----------------         ----------------

             Total assets                                                      $   4,304,117            $   4,372,323
                                                                                 ================         ================

                 Liabilities and Stockholders' Equity

Accrued liabilities and accounts payable                                       $     401,091            $     165,060
Payable for management contracts acquired                                          1,849,709                1,849,709
Due to affiliate                                                                         400                   34,518
Note payable                                                                       1,840,159                2,310,897
                                                                                 ----------------         ----------------

             Total liabilities                                                     4,091,359                4,360,184
                                                                                 ----------------         ----------------

Stockholders' equity:
    Convertible preferred stock, $1 stated value; 300,000 shares authorized;
      200,000 shares issued and outstanding
      at September 30, 2000                                                               --                  200,000
    Adjustment rate preferred stock, $25 stated value; 25,000 shares
      authorized, 1,600 shares issued and outstanding                                 40,000                   40,000
    Common stock, no par value; 10,000,000 shares authorized;
      960,680 and 760,680 shares issued and
      outstanding at September 30, 2001 and 2000, respectively                       487,840                  287,840
    Additional paid-in capital                                                        24,008                   24,008
    Accumulated deficit                                                             (339,090)                (539,709)
                                                                                 ----------------         ----------------

             Total stockholders' equity                                              212,758                   12,139
                                                                                 ----------------         ----------------

Commitments

             Total liabilities and stockholders' equity                        $   4,304,117            $   4,372,323
                                                                                 ================         ================


See accompanying notes to financial statements.

                             HENNESSY ADVISORS, INC.

                            Statements of Operations


                                                            Years ended September 30,
                                                        2001         2000          1999
                                                      ----------  ------------  ------------

Income:
   Investment advisory fees                         $ 1,519,247     511,786       193,377
   Expert witness fees                                  150,249     138,500        70,253
   Commissions                                               --      10,804        51,272
   Other income                                           4,572       2,277            --
                                                      ----------  ------------  ------------

           Total income                               1,674,068     663,367       314,902
                                                      ----------  ------------  ------------

Expenses:
   Compensation and benefits                            583,168     320,693       187,309
   General and administrative                           203,590     172,722       102,888
   Mutual fund distribution expenses                    140,816      47,506            --
   Commissions and floor brokerage                           --      12,354        16,267
   Amortization and depreciation                        296,325      79,158         4,041
   Interest                                             248,750      71,510            --
                                                      ----------  ------------  ------------

           Total expenses                             1,472,649     703,943       310,505
                                                      ----------  ------------  ------------

           Earnings before income tax expense           201,419     (40,576)        4,397

Income tax expense                                          800         800           800
                                                      ----------  ------------  ------------

           Net earnings (loss)                      $   200,619     (41,376)        3,597
                                                      ==========  ============  ============




Earnings (loss) per share-Basic                     $      0.25       (0.05)           --
                                                      ==========  ============  ============

Earnings (loss) per share-Diluted                   $      0.21       (0.05)           --
                                                      ==========  ============  ============

See accompanying notes to financial statements.

                             HENNESSY ADVISORS, INC.

                  Statements of Changes in Stockholders' Equity

                  Years Ended September 30, 2001, 2000 and 1999


                                                    Adjustable
                                                       rate                     Additional                     Total
                                       Preferred     preferred      Common        paid-in      Accumulated  stockholders'
                                         stock         stock         stock        capital       deficit        equity
                                      ------------  ------------  ------------  ------------  ------------- -------------


Balances as of September 30, 1998    $  200,000        40,000       287,840        24,008         (501,930)     49,918

Net earnings for the year ended
   September 30, 1999                        --            --            --            --            3,597       3,597
                                      ------------  ------------  ------------  ------------  ------------- -------------

Balances as of September 30, 1999       200,000        40,000       287,840        24,008         (498,333)     53,515

Net loss for the year ended
   September 30, 2000                        --            --            --            --          (41,376)    (41,376)
                                      ------------  ------------  ------------  ------------  ------------- -------------

Balances as of September 30, 2000    $  200,000        40,000       287,840        24,008         (539,709)     12,139

Conversion of Convertible
    Preferred Stock                    (200,000)           --       200,000            --               --          --

Net earnings for the year ended
   September 30, 2001                        --            --            --            --          200,619     200,619
                                      ------------  ------------  ------------  ------------  ------------- -------------

Balances at September 30, 2001       $       --        40,000       487,840        24,008         (339,090)    212,758
                                      ============  ============  ============  ============  ============= =============



See accompanying notes to financial statements.

                             HENNESSY ADVISORS, INC.

                            Statements of Cash Flows


                                                                            Years Ended September 30,
                                                                        2001           2000          1999
                                                                   --------------  ------------  -----------

Cash flows from operating activities:
   Net earnings (loss)                                             $   200,619        (41,376)        3,597
   Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
       Depreciation and amortization                                   296,325         79,158         4,041
       Unrealized net losses (gains) on marketable securities              (95)           548          (472)
       (Increase) decrease in operating assets
         Investment advisory fees receivable                               722       (119,770)       (5,014)
         Expert witness fees receivable                                 (2,188)       (21,993)           --
         Other assets                                                    2,873        (11,432)       12,256
       Decrease (increase) in operating liabilities
         Due to/from affiliate                                              --         18,182            --
         Accrued liabilities and accounts payable                      236,031        157,039       (13,033)
                                                                   --------------  ------------  -----------

           Net cash provided by (used in) operating activities         734,287         60,356         1,375
                                                                   --------------  -----------   -----------

Cash flows from investing activities:
   Management contracts acquired                                            --     (2,341,131)           --
   Purchases of property and equipment                                  (2,269)       (59,767)       (1,229)
   Purchases of investments                                               (154)          (332)       (5,774)
   Sales of investments                                                     --             --         3,996
                                                                   --------------  ------------  -----------

           Net cash used in investing activities                        (2,423)    (2,401,230)       (3,007)
                                                                   --------------  ------------  -----------

Cash flows provided by (used in) financing activities
   Proceeds lent from affiliate                                             --         36,761            --
   Repayment of amounts due to affiliate                               (34,118)        (5,000)           --
   Proceeds from note payable                                               --      2,310,897            --
   Repayment of note payable                                          (470,738)            --            --
   Deferred offering costs                                            (204,496)            --            --
                                                                   --------------  ------------  -----------

           Net cash provided by (used in) financing activities        (709,352)     2,342,658            --

Net increase (decrease) in cash and cash equivalents                    22,512          1,784        (1,632)

Cash and cash equivalents at beginning of year                           5,650          3,866         5,498
                                                                   --------------  ------------  -----------

Cash and cash equivalents at end of year                           $    28,162          5,650         3,866
                                                                   ==============  ============  ===========

Supplemental disclosures of cash flow information:

Cash paid for income taxes                                         $       800            800         1,600
Cash paid for interest                                                 167,850         56,556            --
Other noncash items
     Management contracts acquired                                          --      1,849,709            --
     Forgiveness of secured note receivable                                 --         75,000            --
     Forgiveness of secured note payable                                    --         75,000            --




See accompanying notes to financial statements.

                             HENNESSY ADVISORS, INC.

                          Notes to Financial Statements

                     September 30, 2001 and 2000 (unaudited)

(1)      Summary of the Organization and Significant Accounting Policies

         (a)      Organization

                  Hennessy Advisors, Inc. (the Company) was founded on February 1, 1989 as a California corporation under the name Edward J. Hennessy Incorporated and operated as a registered broker dealer serving mainly individual investors. In 1990, the Company became a registered investment advisor and on July 28, 2000, the Company ceased its operations as a broker dealer. The Company changed its name to Hennessy Advisors, Inc on April 15, 2001.

                  The operating activities of the Company consist primarily of providing investment management services to four open end mutual funds (the Hennessy Funds). The Company, as general partner of Hennessy Management Co., L.P., serves as the investment advisor to the Hennessy Balanced Fund, and, as general partner of Hennessy Management Co. 2, L.P., serves as investment advisor to the Hennessy Leveraged Dogs Fund. In June 2000, following the acquisition of the rights to use certain patented automated investment trading strategies, the Company also became the advisor to the Hennessy Cornerstone Value Fund and the Hennessy Cornerstone Growth Fund (formerly the O'Shaughnessy Cornerstone Funds).

         (b)      Cash and Cash Equivalents

                  Cash and cash equivalents include all cash balances and highly liquid investments which are readily convertible into cash.

         (c)      Investments in Marketable Securities

                  The Company holds investments in publicly traded mutual funds which are accounted for as trading securities under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, any unrealized gains and losses on the investments are recognized currently in operations.

                  Dividend income is recorded on the ex-dividend date. Purchases and sales of marketable securities are recorded on a trade-date basis, and realized gains and losses recognized on sale are determined on a specific identification/average cost basis.

         (d)      Investments in Limited Partnerships

                  Investments in the Hennessy Management Co., Hennessy Management Co. 2 and Total Return Portfolio limited partnerships are carried at cost. The Company has an equity ownership in the net profits and losses of the limited partnerships of 1% or less. Based on the voting structure of each limited partnership which allows the limited partners to remove the general partner, the Company is not deemed to have significant control and as such the investments have not been consolidated.

                  The Company is not entitled to receive any partnership distributions in its capacity as general partner until the limited partners have received a return of all their invested capital. Partnership cash distributions have been made to the limited partners of Hennessy Management Co., L.P. that represent a return of approximately 60% of their invested capital, but not to the general partner, which has declined to receive a return of any of its 1% capital until the limited partners have received all their capital back. Hennessy Management Co. 2., L.P. has never made any cash distributions to its partners, because partner capital contributions have been needed to cover fund management expenses.

         (e)      Management Contracts Acquired

                  The Company was appointed as investment advisor to two mutual funds concurrent with its acquisition of patented automated investment trading strategies from Netfolio, Inc. The acquisition agreement provided for payment by the Company as of the closing date of the transaction of June 30, 2000 in the amount of $2,210,897 with a second payment due June 30, 2001 in the form of a subordinated promissory note in an amount subject to adjustment based on the aggregate net assets of the funds under management as of June 30, 2001, as adjusted for the impact of certain fund share redemptions during the year ended June 30, 2001. The Company has issued the subordinated promissory note effective as of June 30, 2001 in the amount of $1,849,709. The terms of the promissory note call for payments to be made in sixty monthly installments to Netfolio, Inc. commencing June 30, 2001 with interest charged at the prime rate unless payments are not made to Netfolio, Inc. when due, at which time interest will be charged at an annual rate of 18%.

                  On August 16, 2001, Netfolio declared the Company to be in default under the $1,849,709 subordinated promissory note dated as of June 30, 2001, because the Company has not made the required monthly payments on the note. Notwithstanding the declaration of default, the terms of a subordination agreement that the Company entered into with Netfolio and Firstar Bank preclude Netfolio from exercising any rights that it may have to collect amounts due it under the subordinated note until the Company's debt to Firstar Bank is paid in full.

                  The total management contracts acquired capitalized of $4,190,840 reflect the consideration paid on June 30, 2000 of $2,210,897, associated costs incurred with the acquisition of $130,234, and management's estimate of the additional consideration to be remitted on June 30, 2001 in the form of a promissory note of $1,849,709. This additional consideration is included within the recorded asset for management contracts acquired and is recorded as a corresponding liability in the accompanying financial statements. In accordance with APB 17, the total acquisition costs capitalized are being amortized on a straight-line basis over a period of 15 years based on management's analysis of the appropriate useful life.

                  In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company periodically analyzes the carrying value of management contracts acquired to determine whether any impairment has occurred. Based upon anticipated future income from operations, it is the opinion of Company management that there has been no impairment.

         (f)      Property and Equipment

                  Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

         (g)      Fair Value of Financial Instruments

                  All of the Company's financial instruments are carried at fair value or amounts approximating fair value.

         (h)      Expert Witness Fees

                  The Company receives fees for services provided by the Company's president and staff in mediating, reviewing, and consulting on various cases within the securities industry. Such fees are recognized when earned.

         (i)      Commissions

                  Securities transactions and the related revenues and expenses were recorded on a settlement date basis, which did not differ materially from the trade date basis.

         (j)      Income Taxes

                  Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of such a charge.

                  A valuation allowance is then established to reduce that deferred tax asset to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss or credit carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include taxable income that will result from future operations.

         (k)      Earnings per share

                  Basic earnings (loss) per share is determined by dividing net earnings (loss) by the weighted average number of shares of common stock outstanding, while diluted earnings (loss) per share is determined by dividing the weighted average number of shares of common stock outstanding adjusted for the dilutive effect of common stock equivalents.

         (l)      Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

         (m)      Reclassification

                  Certain prior year amounts have been reclassified to conform with current year's presentation.

(2)      Investment Advisory Agreements

         Pursuant to investment management agreements (the Agreements), the Company provides investment advisory services to the Hennessy Funds, either directly or as general partner to Hennessy Management Co. L.P. and Hennessy Management Co. 2, L.P. The Agreements are renewable annually based upon approval by a majority of the Funds' disinterested directors. Additionally each Agreement may be terminated prior to its expiration upon 60 days notice by either the Company or the Fund.

         As provided in the Agreements with the Hennessy Cornerstone Value Fund and the Hennessy Cornerstone Growth Fund, the Company receives investment advisory fees monthly on an annual percentage basis of the respective Fund's average daily net assets. The Agreements also contain expense limitation provisions whereby the Company has agreed to reimburse certain Funds annually, under certain conditions, an amount equal to all or a portion of its investment advisory fees.

         Advisory fees earned by the Company through its general partner interest in various limited partnerships (including Hennessy Management Co. L.P. and Hennessy Management Co. 2, L.P.) are based on actual costs incurred. During the year ended September 30, 2000 the Company voluntarily waived certain investment advisory fees earned from Hennessy Management Co. 2, L.P. The Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund pay investment advisory fees to the respective limited partnerships based on the contractual annual advisory fee rates applied to the respective fund's average daily net assets, subject to any expense limitation provisions.

(3)      Property and Equipment

         Property and equipment were comprised of the following as of September 30, 2001:

                                                       2001             2000
                                                       ----             ----

         Leasehold improvements                  $    41,531      $    41,531
         Furniture and fixtures                        4,583            4,583
         Equipment                                    21,133           18,864
         Software                                      7,527            7,527
                                                  ----------       ----------
                                                      74,774           72,505
         Less accumulated depreciation               (32,207)         (15,272)
                                                  ----------       ----------
                                                 $    42,567      $    57.233
                                                  ==========       ==========
(4)      Due to Affiliate

         Amounts reported as due to an affiliate in the accompanying financial statements represent amounts owed by the Company to its President under the terms of a promissory note dated January 3, 2000. On that date the President loaned $36,761 to the Company, with interest to be charged at a rate of 10.00% per annum. The principal balance and any accrued interest thereon is payable on demand. As of September 30, 2001 the balance represents the remaining principal amount plus interest accrued to date.

(5)      Note Payable

         In June of 2000, the Company entered into a borrowing agreement with Firstar Bank, National Association in order to finance its acquisition of the patented automated investment trading strategies from Netfolio, Inc. Under the terms of the agreement, the Company borrowed $2,310,897, with annual interest charged at the prime rate and due monthly. The loan is to be repaid in fifty four equal installments, payable monthly, beginning November 10, 2000. Under the terms of the loan agreement, the Company is prohibited from paying dividends while the debt is outstanding.

(6)      Convertible Preferred Stock

         Holders of the convertible preferred stock had no voting rights. The preferred shares were convertible into an equal number of common shares at the option of the preferred stockholders. In June of 2001 the 200,000 shares of the Company's convertible preferred stock were converted into shares of common stock.

(7)      Adjustable Rate Preferred Stock

         Holders of adjustable rate preferred stock may not convert shares to common stock and have no voting rights. Adjustable rate preferred stockholders are only entitled to those dividends which are declared by the Board of Directors to be adjustable rate preferred dividends.

 (8)     Income Taxes

         The provision for income taxes is comprised of the following for the years ended September 30, 2001, 2000 and 1999:

                                                         2001            2000              1999
                                                    ----------------------------------------------
         Current:
         Federal                                   $        --              --                --
         State                                             800             800               800
                                                    ------------    ------------      ------------
                                                           800             800               800
                                                    ----------------------------      ------------
         Deferred:
         Federal                                            --              --                --
         State                                              --              --                --
                                                    ------------    ------------      ------------
                                                            --              --                --
                                                    ----------------------------------------------
                                                   $       800             800               800
                                                    ============    ============      ============

         The principal reasons for the differences from the federal statutory rate of 34% are as follows:

                                                         2001            2000               1999
                                                    -----------------------------------------------

         Tax provision at statutory rate           $   68,482          (13,796)            1,495
         State taxes, net of federal benefit              528              528               528
         Increase (decrease) in valuation
             allowance                                (76,308)          11,198            (1,233)
         California net operating loss write-off           --            5,236                --
         Other                                          8,098          (2,366)                10
                                                    ------------    ------------      -------------
         Income tax provision                      $      800             800               800

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of September 30, 2000 and 1999 are presented below:

                                                         2001            2000
                                                    ----------------------------

         Deferred tax assets:
             Other                                 $       272           1,144
             Net operating loss carryforward           105,959         181,395
                                                    ------------    ------------
         Total deferred tax assets                     106,231         182,539
             Valuation allowance                      (106,231)       (182,539)
                                                    ------------    ------------
              Net deferred tax assets               $       --               --
                                                    ============    ============

         As of September 30, 2001, the Company's net operating loss carryforwards were approximately $290,000 and $124,000for federal and state purposes, respectively. These loss carryforwards are scheduled to expire through 2021 and 2006 for federal and state purposes, respectively, and may be subject to certain annual and separate return limitation year utilization restrictions under current laws.

(9)      Earnings Per Share

         The weighted average common shares outstanding used in the calculation of basic earnings per share and weighted average common shares outstanding adjusted for common stock equivalents used in the computation of diluted earnings per share were as follows for the years ended September 30, 2001, 2000 and 1999, respectively. For the year ended September 30, 2000, the convertible preferred stock is not considered to be a common stock equivalent as its impact is anti-dilutive.

                                                                      Year ended
                                                                     September 30,
                                                    -------------------------------------------
                                                       2001          2000            1999
                                                    -----------    ---------       ----------
         Weighted average common stock
         outstanding                                  816,022       760,680         760,680
         Common stock equivalents
             Convertible preferred stock              144,658         --            200,000
                                                    -----------    ---------       ----------
                                                      960,680       760,680         960,680
                                                    ===========    =========       ==========

(10)     Commitments

         The Company leases office space under a noncancelable operating lease expiring on December 31, 2004. The total rent expense under operating leases for the years ended September 30, 2001, 2000 and 1999 was $33,772, $20,703 and $9,137, respectively. The annual minimum future rental commitments under this lease as of September 30, 2001 are as follows:

         Year ending September 30:
                 2002                                $          52,656
                 2003                                           52,656
                 2004                                           52,656
                 2005                                           13,164
                                                        ---------------
                                                     $         171,132
                                                        ===============

(11)     New Accounting Pronouncements

         In June of 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets.

         SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and requires that all business combinations be accounted for using the purchase method of accounting. Disclosure must also be provided as to the primary reasons for a business combination, the allocation of the purchase price paid to the assets and liabilities (including intangible assets) assumed by major balance sheet caption, and the allocation of goodwill to the various reportable segments of the business acquired. The Company does not expect the implementation of the SFAS to have a material effect on its financial position or results of operations.

         SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. The provisions of the SFAS are to be applied starting with fiscal years beginning after December 15, 2001. Under the SFAS, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. The Company is currently considering the implementation of SFAS 142 and its impact on the carrying value and amortization treatment of its management contracts acquired asset.


(12)     Stock Options

         On May 2, 2001, the Company established an incentive plan (the "Plan") providing for the issuance of options, stock appreciation rights, restricted stock, performance awards, and stock loans for the purpose of attracting and retaining executive officers and key employees. The maximum number of shares which may be issued under the Plan is 25% of the outstanding common stock of the Company. The compensation committee of the board of directors will have the authority to determine the awards granted under the Plan, including among other things, the individuals who receive the awards, the times when they receive them, vesting schedules, performance goals triggering the exercisability of options or the payment of performance awards, whether an option is an incentive or non-qualified option and the number of shares to be subject to each award. However, no participant may receive options or stock appreciation rights under the Plan for an aggregate of more than 50,000 shares in any calendar year. The exercise price and term of each option or stock appreciation right will be fixed by the compensation committee except that the exercise price for each stock option which is intended to qualify as an incentive stock option must be at least equal to the fair market value of the stock on the date of grant and the term of the option cannot exceed 10 years. In the case of an incentive stock option granted to a 10% shareholder, the exercise price must be at least 110% of the fair market value on the date of grant and cannot exceed five years. Incentive stock options may be granted only within ten years from the date of adoption of the Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted to any one individual, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. An optionee may, with the consent of the compensation committee, elect to pay for the shares to be received upon exercise of their options in cash or shares of common stock or any combination thereof. As of September 30, 2001 no options, stock appreciation rights, restricted stock, performance awards, or stock loans had been granted under the Plan.

         Options to purchase an aggregate of 87,500 shares of common stock are to be awarded under the Plan to certain employees, executive officers and directors of the Company following the sale of a minimum number of shares under a public offering (see Note 13). Such options are to have an exercise price equal to the price of the common stock in the initial public offering, have a term of ten years, and vest immediately.

(13)     Subsequent Events

         The Company intends to file an initial public offering with the U.S. Securities and Exchange Commission. Under the terms of the offering, the minimum number of common shares to be offered is 450,000 and the maximum number is 1,000,000. In anticipation of the offering, the Company's Board of Directors has adopted a resolution to merge Hennessy Management Co., L.P. and Hennessy Management Co. 2 L.P. into the Company subject to approval of the limited partners. Under the terms of the proposed mergers, the limited partners could receive an aggregate of up to 93,240 shares of the Company's common stock in exchange for their partnership interests. If limited partners elect not to receive common stock in exchange for their interests, they have to elect to receive cash in exchange for the fair market value of their partnership interests.

         The partnerships pay the Company advisory fees on an hourly basis for services performed in managing the partnerships, including investment advisory services performed by the Company in its capacity as general partner of the partnerships. Following the merger of the partnerships into the Company, the Company will be the advisor to Hennessy Balanced Fund and Hennessy Leveraged Dogs Fund.
         In that capacity, it will receive directly from these funds all advisory fees currently being paid by these funds to the partnerships.

         On May 2, 2001, the Board approved the Company's Plan to increase the number of common and preferred shares authorized to 15 million and 5 million shares, respectively, subject to the successful completion of the offering.

                          Independent Auditors' Report



The Partners of Hennessy
Management Co., L.P.:

We have audited the accompanying balance sheet of Hennessy Management Co., L.P. as of September 30, 2001 and the related statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hennessy Management Co., L.P. as of September 30, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



                                       /s/ KPMG LLP

San Francisco, California
November 2, 2001

                          HENNESSY MANAGEMENT CO., L.P.

                                  Balance Sheet

                               September 30, 2001



                                    Assets

Cash and cash equivalents                                                       $           2,235
Investments in marketable securities, at fair value                                        23,603
Advisory Fees Receivable                                                                    7,173
                                                                                   -------------------

     Total Assets                                                               $          33,011
                                                                                   ===================

                       Liabilities and Partners' Capital

Advisory fees payable                                                                      18,039
                                                                                   -------------------

                 Total liabilities                                                         18,039
                                                                                   -------------------

Partners' Capital
     General partner's capital (355 units outstanding)                                      2,257
     Limited partners' capital (35,500 units outstanding)                                  12,715
                                                                                   -------------------
                 Total partners' capital                                                   14,972
                                                                                   -------------------

     Total Liabilities and Partner's Capital                                    $          33,011
                                                                                   ===================


See accompanying notes to financial statements.

                          HENNESSY MANAGEMENT CO., L.P.

                             Statement of Operations

                          Year ended September 30, 2001



Revenues:
     Advisory Fees                                         $         90,755
     Investment Income                                               15,333
                                                              ------------------

                 Total income                                       106,088
                                                              ------------------

Expenses:
     Advisory fee expenses                                          175,156
     Office and adminstrative charges                                56,912
                                                              ------------------

                 Total expenses                                     232,068
                                                              ------------------

                 Net loss before taxes                             (125,980)

Income tax expense                                                      800
                                                              ------------------

                 Net loss                                  $       (126,780)
                                                              ==================




See accompanying notes to financial statements.

                          HENNESSY MANAGEMENT CO., L.P.

                    Statement of Changes in Partners' Capital

                          Year ended September 30, 2001



                                   General          Limited                 General           Limited           Total
                                  Partner's        Partners'               Partner's         Partners'        Partners'
                                    units            units                  capital           capital          capital
                                --------------   ---------------         ---------------   ---------------  ---------------

Balance at September 30, 2000       355.0            35,500            $      3,512           138,240          141,752

Net Loss                               --                --                  (1,255)         (125,525)        (126,780)
                                --------------   ---------------         ---------------   ---------------  ---------------


Balance at September 30, 2001       355.0            35,500            $      2,257            12,715           14,972
                                ==============   ===============         ===============   ===============  ===============


See accompanying notes to financial statements.

                          HENNESSY MANAGEMENT CO., L.P.

                             Statement of Cash Flows

                          Year ended September 30, 2001


Cash flows from operating activities:
     Net loss                                              $           (126,780)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Unrealized gains on marketable securities                     (4,316)
           Realized gain on sales of marketable securities              (13,982)
           Decrease in operating assets:
              Advisory fees receivable                                    9,094
              Other Assets                                                3,460
           Increase  in operating liabilities:
              Accounts payable and accrued
                 liabilities                                             18,039
                                                              ------------------

                    Net cash used in operating
                       activities                                      (114,485)
                                                              ------------------

Cash flows from investing activities:
     Purchases of marketable securities                                  (3,181)
     Sales of marketable securities                                     115,000
                                                              ------------------

                    Net cash provided by investing
                       activities                                       111,819
                                                              ------------------

                    Net decrease in cash and cash
                       equivalents                                       (2,666)

Cash and cash equivalents at beginning of year                            4,901
                                                              ------------------

Cash and cash equivalents at end of year                                  2,235
                                                              ==================

Supplemental cash flow information
     Taxes paid                                                             800
                                                              ==================



See accompanying notes to financial statements.

                          HENNESSY MANAGEMENT CO., LP

                         Notes to Financial Statements

                               September 30, 2001

(1)    Background

       The Hennessy Management Co., L.P. (the "Partnership") was formed as a California limited partnership in 1995 for the purpose of creating and managing mutual funds for the benefit of several different investors. Hennessy Advisors, Inc. (formerly Edward J. Hennessy, Inc.) serves as the General Partner to the Partnership.

(2)    Summary of Significant Accounting Policies

       (a)    Cash and Cash Equivalents

              Cash and cash equivalents include all cash balances and highly liquid investments which are readily convertible into cash.

       (b)    Marketable Securities

              The Partnership accounts for its investments in publicly traded mutual funds as trading securities under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, any unrealized gains and losses on the investments are recognized currently in operations.

              Dividend income is recorded on the ex-dividend date. Purchases and sales of marketable securities are recorded on a trade-date basis, and any realized gains and losses recognized on sale are determined on a specific identification method.

       (c)    Fair Value of Financial Instruments

              All of the Partnership's financial instruments are carried at fair value or amounts approximating fair value.

       (d)    Income Taxes

              As a limited partnership, the Partnership does not pay taxes, but passes through income, gains, and losses to its partners; accordingly, no provision for income taxes has been made in the accompanying financial statements with the exception of taxes paid for California franchise purposes.

       (e)    Use of Estimates

              In preparing these financial statements, management of the Partnership is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from these estimates.

(3)    Advisory Fees

       Under the terms of a contractual investment management agreement, the Partnership earns advisory fees from the Hennessy Balanced Fund (the "Fund") at a rate of 0.60% of the Fund's annual average daily net assets. In conjunction with the investment management agreement, the Partnership entered into an expense limitation agreement with the Fund, whereby the Partnership agreed to waive or reimburse all Fund expenses which exceed 2% of the Fund's average annual daily net assets. Advisory fee revenues are recorded by the Partnership, net of any fee waivers or reimbursements. During the year ended September 30, 2001 the Partnership did not waive any Fund expenses.

(4)    Capital Contributions, Withdrawals and Allocations

       Each partner shall have a capital account equal to that Partner's invested capital plus the partner's allocations of net income or loss and share of distributions, with any distributions made at the sole discretion of the General Partner. Profits and losses of the partnership are allocated monthly among the Partners in proportion to their respective adjusted capital balances as the end of each month.

       Upon formation of the Partnership, units of interest in the partnership were initially offered for $10 per unit, with the minimum allowed contribution by a limited partner equal to $5,000 or 500 units. Following the initial capitalization, additional contributions and limited partner admissions are recorded at the then current unit value, on the first day of the month following the day on which the subscription or contribution is received.

       If a limited partner wishes to withdraw from the partnership, a written request must be submitted to the General Partner no later than five business days before the end of the month requesting a redemption. The processing of any redemptions is at the discretion of the general partner. The minimum redemption amount must be at least $5,000, or the value of the limited partner's capital account if less. The unit value for redemption of the limited partner's interest is calculated on the last trading day in the month in which the redemption request is received.

(5)    Related Party Transactions

       Advisory fee expenses are paid by the Partnership to Hennessy Advisors, Inc. based on actual costs incurred in providing management advisory services. In addition to the management advisory relationship, the Partnership shares office space with Hennessy Advisors, Inc. and Hennessy Management Co. 2, L.P. Common office and administrative expenses are allocated between Hennessy Advisors and the partnerships based on relative assets under management at each entity.

(6)    Subsequent Events

       Hennessy Advisors, Inc. intends to file an initial public offering with the U.S. Securities and Exchange Commission. In anticipation of this offering, the Board of Directors of Hennessy Advisors, Inc. has adopted a resolution to merge Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P., (another limited partnership for which Hennessy Advisors, Inc. serves as general partner) into Hennessy Advisors, Inc., subject to the approval of the respective limited partners. Under the terms of the proposed mergers, the limited partners of Hennessy Management Co., L.P. would receive an aggregate of up to 35,500 shares of common stock in Hennessy Advisors, Inc. in exchange for their partnership interests. If the limited partners elect not to receive the common stock in exchange for their interests, they have the ability to elect to receive cash in exchange for the fair market value of their partnership interests.

       It is the intention that prior to any merger the assets of the Partnership would be liquidated, and used to settle any existing liabilities of the Partnership, with any remaining cash then allocated to the limited partners based on their respective capital balances.

                          Independent Auditors' Report



The Partners of Hennessy
Management Co. 2, L.P.:

We have audited the accompanying balance sheet of Hennessy Management Co. 2, L.P. as of September 30, 2001 and the related statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hennessy Management Co. 2, L.P. as of September 30, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                      /s/ KPMG LLP



San Francisco, California
November 2, 2001

                         HENNESSY MANAGEMENT CO. 2, L.P.

                                  Balance Sheet

                               September 30, 2001



                                    Assets

Cash and cash equivalents                                          $          38
                                                                    ------------

     Total Assets                                                  $          38
                                                                    ============

                       Liabilities and Partners' Capital

Accounts payable and accrued liabilities                                      --
                                                                    ------------

                 Total liabilities                                            --
                                                                    ------------

Partners' Capital
     General partner's capital (57.74 units outstanding)                      36
     Limited partners' capital (5,774 units outstanding)                       2
                                                                    ------------

                 Total partners' capital                                      38
                                                                    ------------

      Total Liabilities and Partner's Capital                      $          38
                                                                    ============


See accompanying notes to financial statements.

                         HENNESSY MANAGEMENT CO. 2, L.P.

                             Statement of Operations

                          Year ended September 30, 2001



Revenues:
     Investment income                                     $          6,967
                                                              ------------------
                                                                         --
                 Total income                                         6,967
                                                              ------------------

Expenses:
     Office and adminstrative charges                                 3,042
     Fund expense reimbursement                                      50,151
                                                              ------------------

                 Total expenses                                      53,193
                                                              ------------------

                 Net loss before taxes                              (46,226)

Income tax expense                                                      800
                                                              ------------------

                 Net loss                                  $        (47,026)
                                                              ==================



See accompanying notes to financial statements.

                         HENNESSY MANAGEMENT CO.2, L.P.

                    Statement of Changes in Partners' Capital

                          Year ended September 30, 2001




                                   General          Limited                 General           Limited           Total
                                  Partner's        Partners'               Partner's         Partners'        Partners'
                                    units            units                  capital           capital          capital
                                --------------   ---------------         ---------------   ---------------  ---------------

Balance at September 30, 2000       57.74             5,774            $        502       $    46,562      $     47,064

Net loss                               --                --                    (466)          (46,560)          (47,026)
                                --------------   ---------------         ---------------   ---------------  ---------------


Balance at September 30, 2001       57.74             5,774            $         36                 2     $          38
                                ==============   ===============         ===============   ===============  ===============


See accompanying notes to financial statements.

                         HENNESSY MANAGEMENT CO.2, L.P.

                             Statement of Cash Flows

                          Year ended September 30, 2001



Cash flows from operating activities:
     Net loss                                                                  $     (47,026)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Change in unrealized gains/losses on marketable securities                 (4,599)
           Realized gains/losses on sales of marketable securities                    (2,730)
           Increase (decrease) in operating liabilities:
              Accounts payable and accrued
                 liabilities                                                            (800)
                                                                                -----------------

                    Net cash used in operating
                       activities                                                    (55,155)
                                                                                -----------------

Cash flows from investing activities:
     Purchases of marketable securities                                                  362
     Sales of marketable securities                                                   65,912
                                                                                -----------------

                    Net cash provided by investing
                       activities                                                     66,274
                                                                                -----------------

Cash flows from financing activities
     Repayment of cash overdraft                                                     (11,081)

                    Net cash used in financing activities                            (11,081)
                                                                                -----------------

                    Net increase in cash and cash
                       equivalents                                                        38

Cash and cash equivalents at beginning of year                                            --
                                                                                -----------------

Cash and cash equivalents at end of year                                       $          38
                                                                                =================

Supplemental cash flow information
     Taxes paid                                                                          800
                                                                                =================



See accompanying notes to financial statements.

                         HENNESSY MANAGEMENT CO. 2, L.P.

                          Notes to Financial Statements

                               September 30, 2001

(1)    Background

       The Hennessy Management Co. 2, L.P. (the "Partnership") was formed as a California limited partnership in 1998 for the purpose of creating and managing mutual funds for the benefit of several different investors. Hennessy Advisors, Inc. (formerly Edward J. Hennessy, Inc.) serves as the General Partner to the Partnership.

(2)    Summary of Significant Accounting Policies

       (a)    Cash and Cash Equivalents

              Cash and cash equivalents include all cash balances and highly liquid investments which are readily convertible into cash.

       (b)    Marketable Securities

              The Partnership accounts for it investments in publicly traded mutual funds as trading securities under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, any unrealized gains and losses on the investments are recognized currently in operations.

              Dividend income is recorded on the ex-dividend date. Purchases and sales of marketable securities are recorded on a trade-date basis, and any realized gains and losses recognized on sale are determined on a specific identification method.

       (c)    Fair Value of Financial Instruments

              All of the Partnership's financial instruments are carried at fair value or amounts approximating fair value.

       (d)    Income Taxes

              As a limited partnership, the Partnership does not pay taxes but passes through income, gains, and losses to its partners; accordingly, no provision for income taxes has been made in the accompanying financial statements with the exception of taxes paid for California franchise purposes.

        (e)   Use of Estimates

              In preparing these financial statements, management of the Partnership is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from these estimates.

(3)    Advisory Fees

       Under the terms of a contractual investment management agreement, the Partnership earns advisory fees from the Hennessy Leveraged Dogs Fund (the "Fund") at a rate of 0.60% of the Fund's annual average daily net assets. In conjunction with the investment management agreement, the Partnership entered into an expense limitation agreement with the Fund, whereby the Partnership agreed to waive or reimburse all Fund expenses which exceed 1.20% of the Fund's average annual daily net assets. Advisory fee revenues are recorded by the Partnership, net of any fee waivers or reimbursements. During the year ended September 30, 2001 the Partnership waived $17,468 in Fund advisory fees and reimbursed $50,151 in other Fund expense subject to the expense limitation agreement.

(4)    Capital Contributions, Withdrawals and Allocations

       Each partner shall have a capital account equal to that Partner's invested capital plus the partner's allocations of net income or loss and share of distributions, with any distributions made at the sole discretion of the General Partner. Profits and losses of the partnership are allocated monthly among the Partners in proportion to their respective adjusted initial capital balances as the end of each month.

       Upon formation of the Partnership, units of interest in the partnership were initially offered for $100 per unit, with the minimum allowed contribution by a limited partner equal to $10,000 or 100 units. Following the initial capitalization, additional contributions and limited partner admissions are recorded at the then current unit value, on the first day of the month following the day on which the subscription or contribution is received.

       If a limited partner wishes to withdraw from the partnership, a written request must be submitted to the General Partner no later than five business days before the end of the month requesting a redemption. The processing of any redemptions is at the discretion of the general partner. The minimum redemption amount must be at least $5,000, or the value of the limited partner's capital account if less. The unit value for redemption of the limited partner's interest is calculated on the last trading day in the month in which the redemption request is received.

(5)    Related Party Transactions

       Advisory fee expenses are paid by the Partnership to Hennessy Advisors, Inc. based on actual costs incurred in providing management advisory services, subject to any voluntary waiver of such expenses by Hennessy Advisors, Inc. During the year ended September 30, 2001 Hennessy Advisors, Inc. waived all expenses incurred in providing management advisory services to the Partnership.

       In addition to the management advisory relationship, the Partnership shares office space with Hennessy Advisors, Inc. and Hennessy Management Co., L.P. Common office and administrative expenses are allocated between Hennessy Advisors and the partnerships based on relative assets under management at each entity. During the year ended September 30, 2001, no common office or administrative expenses were allocated to the Partnership.

(6)    Subsequent Events

       Hennessy Advisors, Inc. intends to file an initial public offering with the U.S. Securities and Exchange Commission. In anticipation of this offering, the Board of Directors of Hennessy Advisors, Inc. has adopted a resolution to merge Hennessy Management Co. 2, L.P. and Hennessy Management Co., L.P., (another limited partnership for which Hennessy Advisors, Inc. serves as general partner) into Hennessy Advisors, Inc., subject to the approval of the respective limited partners. Under the terms of the proposed mergers, the limited partners of Hennessy Management Co., L.P. would receive an aggregate of up to 57,740 shares of common stock in Hennessy Advisors, Inc. in exchange for their partnership interests. If the limited partners elect not to receive the common stock in exchange for their interests, they have the ability to elect to receive cash in exchange for the fair market value of their partnership interests.

       It is the intention that prior to any merger the assets of the Partnership would be liquidated, and used to settle any existing liabilities of the Partnership, with any remaining cash then allocated to the limited partners based on their respective capital balances.

                    SELECTED PRO FORMA FINANCIAL INFORMATION


The following tables present selected pro forma balance sheet and income statement data for the year ended September 30, 2001, giving effect to:

* The proposed mergers of Hennessy Management Co., L.P. and Hennessy Management Co. 2, L.P. with and into Hennessy Advisors, Inc.

The selected pro forma balance sheet and income statement data set forth below are derived from and should be read in conjunction with the audited financial statements of Hennessy Advisors, Inc., Hennessy Management Co., L.P. and Hennessy Management Co., 2, L.P. included elsewhere in this prospectus. The pro forma information set forth below is unaudited but, in the opinion of the Company's management, reflects the adjustments necessary to depict the events of the transactions and arrangement described in the related notes as if these changes had been implemented on the dates referred to below.

The mergers of the limited partnerships with and into Hennessy Advisors, Inc. are contingent upon the successful completion of the offering of shares under this registration statement. The shares to be issued by the Company under the terms of this registration statement are not subject to a firm underwriting commitment; accordingly, the proceeds to be received on the offering shares, the associated offering costs, and the application of the offering proceeds have not been included in the selected pro forma balance sheet or income statement.


Pro Forma Adjustments for Certain Events


As of the date of the proposed merger of Hennessy Advisors, Inc. with Hennessy Management Co., L.P. and Hennessy Management Co., 2, L.P., the general partner of the Partnerships intends to make a full accounting of the assets and liabilities of the Partnerships, and then distribute any remaining cash to the accounts of the limited partners. This transaction has been recorded in the pro forma financial statements as if the transaction had occurred on September 30, 2001.

Following the merger with the Partnerships, Hennessy Advisors, Inc, will be the manager to the Hennessy Balanced and Leveraged Dogs Fund. In this capacity, the Company will earn advisory fees directly from the Funds, instead of the current arrangement whereby the Company receives fees from the Partnerships, subject to certain waivers, on an hourly basis for the services performed. This arrangement has been accounted for on a pro forma basis as if the merger had occurred on October 1, 2000.

                             HENNESSY ADVISORS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As of September 30, 2001


                                                                      Hennessy      Hennessy         Pro Forma           Hennessy
                                                        Hennessy     Management    Management     adjustments for     Advisors, Inc.
                                                      Advisors, Inc.  Co., L.P.    Co., 2 L.P.    the Partnership       Pro Forma
                                                        Historical   Historical    Historical        mergers            Combined
                                                    --------------------------------------------------------------------------------

Cash                                                       28,162       2,235          38         (13,548) (a)(d)          16,887
Investments in marketable securities, at fair value         4,280      23,603                     (23,603) (a)              4,280
Investments in limited partnerships                        11,209                                 (11,209) (g)                  -
Investment advisory fees receivables                      126,575       7,173                      (7,173) (a)            126,575
Expert witness fees receivable                             24,181                                                          24,181
Management contracts acquired, net of
     accumulated amortization of $ 349,237              3,841,603                                 918,675  (f)          4,760,278
Property and equipment, net of accumulated
     depreciation of $32,207                               42,567                                                          42,567
Other assets                                               21,044                                                          21,044
Deferred expenses                                         204,496                                                         204,496
                                                    ---------------------------------------------------------         -------------

         Total assets                                   4,304,117      33,011          38         863,142  (i)          5,200,308
                                                    =========================================================         =============

Due to affiliate                                              400                                                             400
Accrued liabilities and accounts payable                  401,091      18,039                     (18,039) (b)            401,091
Payable for management contracts acquired               1,849,709                                       -               1,849,709
Note payable                                            1,840,159                                       -               1,840,159
                                                    ---------------------------------------------------------         -------------

         Total liabilities                              4,091,359      18,039           -         (18,039) (i)          4,091,359

Shareholders' equity
     Adjustable rate preferred stock, $25 stated
         value; 25,000 shares authorized, 1,600
         shares issued and outstanding                     40,000                                       -                  40,000
     Common Stock, no par value; 10,000,000 shares
         authorized; 960,680 shares issued and
         outstanding                                      487,840                                 907,400  (e)          1,395,240
     Additional paid in capital                            24,008                                                          24,008
     Accumulated deficit                                 (339,090)     14,972          38         (26,219) (c)           (350,299)
                                                    ---------------------------------------------------------         -------------

         Total stockholders' equity                       212,758      14,972          38         881,181  (i)          1,108,949
                                                    ---------------------------------------------------------         -------------

         Total liabilities and stockholders' equity     4,304,117      33,011          38         863,142               5,200,308
                                                    =========================================================         =============


Shares outstanding                                        960,680           -           -          90,740  (h)          1,051,420

Book value per common shareholder                   $        0.18                                $   0.84            $       1.02

                             HENNESSY ADVISORS, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      For the Year ended September 30, 2001


                                                                      Hennessy      Hennessy         Pro Forma           Hennessy
                                                        Hennessy     Management    Management     adjustments for     Advisors, Inc.
                                                      Advisors, Inc.  Co., L.P.    Co., 2 L.P.    the Partnership        Pro Forma
                                                        Historical   Historical    Historical        mergers             Combined
                                                    --------------------------------------------------------------------------------

Investment advisory fees                               1,519,247       90,755       (50,151)       (175,156) (j)       1,384,695
Expert witness fees                                      150,249                                                         150,249
Other income                                               4,572       15,333         6,967                               26,872
                                                    --------------------------------------------------------          -----------

         Total income                                  1,674,068      106,088       (43,184)       (175,156)           1,561,816

Compensation and Benefits                                583,168                                                         583,168
General and Administrative                               203,590       56,912         3,042                              263,544
Advisory Fee Expenses                                                 175,156                      (175,156) (j)               -
Mutual Fund Distribution Expenses                        140,816                                                         140,816
Amortization and Depreciation                            296,325                                                         296,325
Interest                                                 248,750                                                         248,750
                                                    --------------------------------------------------------          -----------

         Total expenses                                1,472,649      232,068         3,042        (175,156)           1,532,603

                                                    --------------------------------------------------------          -----------

         Earnings before income tax expense              201,419     (125,980)      (46,226)              -               29,213

Income tax expense                                           800          800           800          (1,600) (k)             800
                                                    --------------------------------------------------------          -----------

                                                    --------------------------------------------------------          -----------
         Net earnings (loss)                             200,619     (126,780)      (47,026)          1,600               28,413
                                                    ========================================================          ===========

Weighted average common
   stock outstanding                                     816,022                                     90,740  (h)         906,762
Common stock equivalents
   - Convertible preferred stock                         114,658                                                         114,658
                                                    -----------------------------------------------------------------------------
                                                         960,680                                     90,740            1,021,420

Earnings per share - basic                         $        0.25                                                     $      0.03
Earnings per share - diluted                       $        0.21                                                     $      0.03

               Notes to Unaudited Pro Forma Financial Information


(a) The adjustment reflects the liquidation of the assets of Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P. in anticipation of the merger with Hennessy Advisors, Inc.

(b) To record the settlement of the liabilities of Hennessy Management Co., L.P. in anticipation of the merger with Hennessy Advisors, Inc.

(c) To record the distribution of the remaining partnership capital of Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P. following the liquidation of assets and settlement of Partnership liabilities in anticipation of the merger with Hennessy Advisors, Inc.

(d) To record the cash paid to the limited partners of Hennessy Management Co., L.P. who elected not to receive shares of Hennessy Advisors, Inc. upon the merger of the two entities

(e) To record the equity associated with the shares of Hennessy Advisors, Inc. issued to the limited partners of Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P. upon the merger of the two entities.

(f) To record the value of the management contracts acquired from the limited partners of Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P. upon their merger with Hennessy Advisors, Inc. in exchange for the cash paid and shares issued.

(g) The adjustment reflects the write off of the Company's recorded investments in Hennessy Management Co., L.P. and Hennessy Management Co., 2 L.P. following the merger transactions

(h) To record the shares issued to the limited partners of Hennessy Management Co., L.P. and Hennessy Management Co. 2, L.P. upon the mergers with Hennessy Advisors, Inc.

(i) The mergers of the limited partnerships with and into Hennessy Advisors, Inc. is contingent upon the successful completion of the offering of share under this registration statement. Had the maximum and minimum proceeds from the offering, the associated offering costs, and the application of the offering proceeds to pay down the outstanding debt of Hennessy Advisors, Inc. been included in the pro forma computations, the pro forma assets, liabilities, and equity of Hennessy Advisors, Inc. would have been as follows:

                                                                   Maximum                  Minimum
                                                                  Offering                  Offering

                             Assets                         $       10,220,440        $       5,270,440

                             Liabilities                               401,491                  401,491
                             Stockholder's equity                    9,818,949                4,868,949
                                                            ----------------------    ---------------------
                                                            $       10,220,440        $       5,270,440

(j) This adjustments reflects the change whereby following the mergers with the Partnership, Hennessy Advisors will receive advisory fees directly from the Fund, versus the revenues currently received from billing the Partnerships, subject to certain waivers for the time and costs incurred in managing the Funds.

(k) To record the reduction in franchise taxes following the mergers with the Partnerships.

                                     ANNEX A

                             Subscription Agreement

                             HENNESSY ADVISORS, INC.

Hennessy Advisors, Inc.
750 Grant Avenue, Suite 100
Novato, CA 94945

Gentlemen:

                  The undersigned, by signing the signature page attached hereto, hereby tenders this subscription to Hennessy Advisors, Inc., a California corporation (the "Company"), and applies for the purchase of shares of the Company's common stock (the "Shares") shown on the signature page, at a total price set forth on the signature page, on the terms and conditions set forth herein. The undersigned has read the Company's prospectus dated _______________, 2001, together with any supplements, including the risk factors described therein.


         1. No Interest on Subscription Funds. The undersigned understands that the undersigned's subscription funds will be deposited with Firstar Bank, N.A., as escrow agent, to be held in escrow for the benefit of investors pending
(i) receipt by the Company of subscriptions for at least 450,000 shares of common stock, including 45,000 shares which may be sold by a selling shareholder (the "Minimum Offering"), at which time the undersigned's subscription funds will automatically be delivered to the Company. The undersigned understands that if this event has not occurred by February 28, 2002, the offering of Shares will be canceled and the Company will refund all of the undersigned's subscription funds, without interest. The undersigned further understands that once the Minimum Offering has been completed, subscription funds will be paid directly to the Company and will not be placed in escrow.

         2. Representative Capacity. If the undersigned is a fiduciary, corporation, partnership or other business entity, the undersigned represents and warrants that it has full power and authority to make the representations herein, to enter into this Subscription Agreement and to purchase the Shares, and the person signing on behalf of the undersigned in a representative capacity is duly authorized to do so.

         3. Revocation of Subscription. The undersigned acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this subscription, or any agreements of the undersigned hereunder. The undersigned acknowledges and agrees that the subscription and the agreements hereunder shall survive changes in the transactions, documents, and instruments previously reviewed by the undersigned which in the aggregate are not material; provided, however, that if the Company shall not accept this subscription, all agreements of the undersigned hereunder shall automatically be canceled, terminated and revoked.

         4. Agreement Binding. This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

         5. State of Residence. The undersigned represents and warrants that the its true and correct state of residence is listed on the signature page attached hereto.

         6. Right of Rejection. The undersigned understands that the Company reserves the right to reject this Subscription Agreement for any reason and to return the undersigned's subscription funds without interest.

                             Hennessy Advisors, Inc.

                      Subscription Agreement Signature Page

                  SUBSCRIPTION. The undersigned hereby executes the Subscription Agreement and subscribes for shares of common stock as follows:

        (1)        Number of Shares (minimum 100 shares,
                   maximum 30,000 shares)                      _________________
        (2)        Amount of check or money order payable
                   to Firstar Bank, N.A., Escrow Agent
                   ($10.00 per share)                         $_________________

                  The undersigned agrees to purchase the Shares subscribed herein for the purchase price of $10.00 per share and has delivered to our escrow agent, (Firstar Bank, N.A., with this Subscription Agreement, a check made payable to "Firstar Bank, N.A., escrow agent" and mailed to the following address:

                             Firstar Bank, N.A., Escrow Agent
                             425 Walnut Street, 6th Floor
                             Cincinnati, Ohio   45202
                             Attention:   Theresa Crawford
                             Telephone:  (513) 632-5578

                  (If the broker would like to wire money, please contact the escrow agent for wiring instructions.)

                          For California Investors Only


                  California investors who are purchasing shares of the Company's common stock (the "Shares") in this offering must meet certain minimum suitability requirements as a condition to registration of the Shares under the California Corporate Securities Law of 1968. This Subscription Agreement as executed by the investor will serve to declare the investor's qualification to purchase the Shares pursuant to the minimum suitability requirements.

                  By executing and delivering this Subscription Agreement, I hereby represent and warrant that I have (i) a combined annual income of not less than $50,000 and a net worth of not less than $150,000 (exclusive of home, home furnishings and automobiles) or (ii) a minimum net worth of not less than $250,000 (no minimum net income requirement) (exclusive of home, home furnishings and automobiles), and, in either case, my investment in the Shares will not exceed 10% of my net worth.

                  Executed this ____ day of ______________, 2001, at
_______________, _________.
    (City)       (State)



                                       _________________________________________
                                       Print Name:______________________________


                                       _________________________________________
                                       Print Name:______________________________


                                      Address:
                                      -------

                                      __________________________________________
                                      __________________________________________
                                      __________________________________________

Accepted this ___ day of ____________, 2001.

HENNESSY ADVISORS, INC.



By:______________________________________________

     Neil J. Hennessy, President, Chief Executive
     Officer and Chairman of the Board


   For the shares to be delivered to you, you must complete the reverse side.

Issue a certificate and mail to the address below   |_|

Credit the shares to my broker account. (Broker section below must be filled out
by your broker)   |_|
--------------------------------------------------------------------------------


Please type or print the information requested below. When determining the registration desired on your stock certificate, please refer to the definitions and examples below.

Type of Registration                Definition/Example

Individual                          one person;                        John Doe

Joint tenants with rights           two or more people                 John Doe and Jane Doe JT TEN
     of survivorship

Tenants in common                   two or more people                 John Doe and Jane Doe TEN COM


Gift to Minors                      one custodian and one minor        John Doe CUST
                                                                       Jane Minor UTMA-CA (state)

Trust                               name of trustee                    John Doe TR (trustee)
                                    name of trust                      Jane Doe Trust
                                    date of trust                      Dated 01/01/01

IRA                                 name of custodian                  Any Broker CUST
                                    name of IRA owner                  John Doe IRA


--------------------------------------------------------------------------------


Registration (please print)         ____________________________________________

                                    ____________________________________________

Address (to issue a certificate)    ____________________________________________

                                    ________________, _____________  ___________
                                    City,                 State         Zip

Social Security or Tax ID Number  ______________________________________________

--------------------------------------------------------------------------------

If you would like to have the shares delivered to your broker account, please have the broker fill in this section. [Once the subscription closes, we will contact the name and phone number below, to have the deposit initiated on the DWAC system at DTC.]

                       ____________________________, ___________________________
                       phone number                  contact name

                       _________________________________________________________
                       name of cleaning broker

                       ____________________________  ___________________________
                       DTC participant number        F/B/O registration name
--------------------------------------------------------------------------------

Until ________, 200__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Table of Contents
                                               Page

Prospectus Summary.............................. 4
Risk Factors.................................... 7
Capitalization................................. 11
Cautionary Note Regarding Forward-Looking
   Statements.................................. 11
Use of Proceeds................................ 12
Selling Shareholder............................ 13
Dividend Policy................................ 13
Dilution....................................... 13
Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations................................. 16
Business....................................... 20
Management..................................... 26
Certain Relationships and Related
    Transactions............................... 29
Principal Stockholders......................... 30
Description of Capital Stock................... 31
Shares Eligible for Future Sale................ 33
Plan of Distribution........................... 34
Legal Matters.................................. 35
Experts........................................ 35
Changes in Accountants......................... 35
Additional Information......................... 36
Index to Financial Statements...................F-1






                             450,000 Shares Minimum
                            1,000,000 Shares Maximum







                             HENNESSY ADVISORS, INC.


                                  Common Stock














                                   Prospectus

                              Dated _________, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Hennessy Advisors, Inc (the "Registrant") has authority under Section 317 of the California Corporations Code to indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The Registrant is also authorized under Section 317 to indemnify corporate agents against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct.

         Additionally, under Section 317 the Registrant may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred. The Registrant intends to enter into agreements to indemnify its directors and executive officers.

         In accordance with Section 317, the Registrant's Amended and Restated Articles of Incorporation eliminate the liability of its directors to the fullest extent permissible by California law. The Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for the indemnification of the Registrant's corporate agents to the fullest extent permissible under California law. Additionally, the Registrant's Amended and Restated Bylaws provide that the Registrant has the right to purchase and maintain insurance on behalf of such persons whether or not the Registrant would have the power to indemnify such person against the liability insured against.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the issuance and distribution of the securities being registered are as follows (estimated except as noted):

Securities and Exchange Commission registration fee..........     $        2,500
Printing and engraving expenses (estimate)...................             30,000
Accounting fees and expenses (estimate)......................             75,000
Legal fees and expenses (estimate)...........................            110,000
Transfer Agent's fees and expenses (estimate)................              8,000
Miscellaneous (estimate).....................................             24,500
                                                                        --------


                  Total......................................     $      250,000
                                                                         =======


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, the Registrant has not sold any unregistered securities, except as follows:

         In June 2001, the Registrant issued an aggregate of 200,000 shares of common stock to the holders of its convertible preferred stock upon conversion of the preferred stock in accordance with its terms. The convertible preferred stock was originally issued in November, 1989 at a price of $1.00 per share. The following table lists the convertible preferred stockholders and the number of shares of common stock acquired by each:

                    Name                                  No. of Shares
                    ----                                  -------------
           Brian A. Hennessy and Sue Hennessy                55,000
           Timothy Hennessy                                  50,000
           Bill Reilly                                       10,000
           W. P. Reilly                                      25,000
           Steve Benedetti and Helen Benedetti               15,000
           Mitchell Nilsen and Teresa Nilsen                 20,000
           Steve Boro                                        10,000
           Helen Hennessy                                     5,000
           Don Wihlborg and Loretta Wihlborg                  5,000
           Liam Hennessy                                      5,000

         In August 2001, the Registrant received the consent of a majority in interest of the limited partners in The Hennessy Management Co., LP and The Hennessy Management Co. 2, LP to the merger of the partnerships into the Registrant. The merger is conditioned on the successful completion of the Registrant's initial public offering. If the merger is consummated, limited partners will receive one share of common stock for each ten dollars of invested capital in the partnerships, resulting in the issuance of a maximum aggregate of 90,740 shares. The following table lists the limited partners and the number of shares of common stock they will receive if the merger is consummated:

                             Name                              No. of Shares
                             ----                              -------------
           Brian A. Hennessy and Sue Hennessy                       55,000
           Timothy Hennessy                                         50,000
           Bill Reilly                                              10,000
           W. P. Reilly                                             25,000
           Steve Benedetti and Helen Benedetti                      15,000
           Mitchell Nilsen and Teresa Nilsen                        20,000
           Steve Boro                                               10,000
           Helen Hennessy                                            5,000
           Don Wihlborg and Loretta Wihlborg                         5,000
           Liam Hennessy                                             5,000


                  In August 2001, the Registrant received the consent of a majority in interest of the limited partners in The Hennessy Management Co., LP and The Hennessy Management Co. 2, LP to the merger of the partnerships into the Registrant. The merger is conditioned on the successful completion of the Registrant's initial public offering. If the merger is consummated, limited partners will receive one share of common stock for each ten dollars of invested capital in the partnerships, resulting in the issuance of a maximum aggregate of 90,740 shares. The following table lists the limited partners and the number of shares of common stock they will receive if the merger is consummated :


                          Name                                     No. of Shares
                          ----                                     -------------

      First Trust Corp. TTEE FAO James E. Banfield IRA                  500
      Chase Manhattan Bank Cust FAO Richard W. Bickett IRA            1,000
      William F. Bosque, Jr. TTEE of the William F.
        & Ruth C. Bosque 1990 Trust dtd. 7/9/90                       1,000


      Marshall Cheney                                                   500
      Steven Compagno and Julie Compagno                              2,000
      John Davis and Susan Davis                                        500
      Dennis DeTomasi and Dawn DeTomasi                                 500
      First Trust Corp. TTEE FAO Matthew V. Dowley IRA                4,000
      David A. Duysen                                                   500
      William T. Elliott                                              1,000
      C/ R/ Fedrick                                                   2,000
      First Trust Corp. TTEE FAO Gary R. Frugoli IRA                  2,000
      Brian K. Garrett                                                  500
      Robert S. Gartrell                                                500
      E. Joe Graham and Susan M. Graham                               1,000
      First Trust Corp. TTEE FAO Neil J. Hennessy IRA                 1,000
      Sandra E. Ingrish                                                 500
      Carl E. Jacobson, TTEE of the Carl E. Jacobson Trust
        dtd 7/14/92                                                   1,000
      Jo Ann Johnson                                                  1,000
      Ann L. Kofron                                                     500
      Daniel G. Libarle and Carol L. Libarle                          2,000

                          Name                                     No. of Shares
                          ----                                     -------------

      Keltie McCloskey and Deborah McCloskey                            500
      First Trust Corp. TTEE FAO Michael J. Murphy IRA                  500
      First Trust Corp. TTEE FAO Rita Mantegani IRA                     500
      Kathryn B. Nagel Trust u/a dtd 3/27/91                            500
      Raymond Nizibian and Louis Nizibian, TTEES of
        the Raymond & Louise Nizibian Trust                           3,000


      Rodger Offenbach and Sidra Offenbach                            8,500

      Linda J. Paine Survivor Trust                                   1,000
      First Trust Corp., TTEE Jeffrey Pottorff Rollover IRA             500
      Joseph W. Price                                                 1,000
      Peggy Repka IRA Rollover                                          500
      Schalich Brothers Construction                                  1,000
      William C. Schalich and Elizabeth A. Schalich, TTEES,
        Schalich Trust u/a dtd 10/2/92                                  500
      V.K. Scotto Trust                                               1,500
      Richard E. Smith and Patricia A. Smith Rev. Inter Vivos
        Trust dtd 4/15/89                                             1,000
      First Trust Corp. TTEE FAO Mark J. Wagner Rollover IRA          1,000
      Robert Warnock                                                    500
      James D. Wilson and Nancy Wilson                                1,000
      The Barella Family Trust u/a dtd 12/23/91                       5,000
      First Trust Corp. FAO Denise Churchill IRA                      1,000
      Paul Della Santina and Kathy Della Santina                      1,500
      Romano Della Santina and Maria Della Santina                    2,500
      Michael A. Dittmann                                             2,500
      The Eastman Family Trust u/a dtd 12/4/91                        1,500
      Don M. Farmer                                                   1,000
      Ronald M. Fedrick                                               5,000
      Ann Finnegan                                                    1,000
      Steven and Marilyn Geney 1996 Trust u/a dtd 9/4/96              1,000
      Ann B. Grauss                                                   1,000
      Steve Henris                                                    1,000
      Carl E. Jacobson                                                1,000
      Michael J. Mariani and Anna V. Mariani                          1,000
      The William & Vicki McDill Family Trust u/a dtd 12/13/95        1,000
      First Trust Corp. TTEE FAO Carole McSweeney                       500
      First Trust Corp. TTEE FAO Timothy McSweeney                      500
      Tim G. Mosley and Carol K. Mosley                               2,500
      Michael J. Lawson and Nancy P. McCarthy                         1,000
      Mark J. Nizibian and Ramona Nizibian                            1,000
      First Trust Corp. TTEE FAO Rodger Offenbach IRA                   370
      First Trust Corp. TTEE FAO Sidra Offenbach IRA                    370
      First Trust Corp. TTEE FAO Chris D. Offenbach IRA                 500

                          Name                                     No. of Shares
                          ----                                     -------------

      First Trust Corp. TTEE FAO Margaret Offenbach IRA                 500
      John M. Pope and Cheryl L. Pope                                 1,000
      First Trust Corp. TTEE FAO Sandra A. Raffi-Rashed IRA           2,500
      Mike Rolovich                                                   1,500
      Sam J. Sebastiani                                               2,500
      First Trust Corp. TTEE FAO Charlene Vervais IRA                 1,000
      Caroline L. Vieira                                              1,000
      First Trust Corp. TTEE FAO Daniel A. Zell IRA                   2,000

         Each offer and sale described above was or is being effected pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. In addition, the conversion of the convertible preferred shares was exempt pursuant to Section 3(a)(9) of that Act.

ITEM 27.  EXHIBITS

                  2.1*     Form of Agreement of Merger of Hennessy Advisors,
                           Inc., Hennessy Management Co., L.P. and Hennessy
                           Management Co. 2, L.P.
                  3.1*     Amended and Restated Articles of Incorporation
                  3.2*     Amended and Restated Bylaws of the Company
                  5.1*     Opinion on legality

                 10.1* Management Agreement dated as of June 30, 2000 between registrant and Hennessy Mutual Funds, Inc.
                 10.2* Investment Advisory Agreement dated as of July 1, 1998 between The Hennessy Funds, Inc. and the Hennessy Management Co., LP


                 10.3* Investment Advisory Agreement dated as of June 30, 1998 between The Hennessy Funds, Inc. and the

                           Hennessy Management Co. 2, LP
                 10.4*     Hennessy Advisors, Inc. 2001 Omnibus Plan
                 10.4(a)*  Form of Option Award Agreement
                 10.5*     Employment Agreement of Neil J. Hennessy
                 10.6*     Netfolio Agreement dated April 10, 2000
                 10.6(a)*  Subordinated Promissory Note

                 10.7*     Loan agreement dated April 10, 2000 between
                           registrant and Firstar Bank, N.A.
                 10.7(a)*  Term Promissory Note in the amount of $2,500,000
                 16.1*     Letter of Bregante & Co., LLP
                 23.1*     Consent of Foley & Lardner (included in Exhibit 5.1)
                 23.2      Consent of KPMG LLP to inclusion of Report on
                           financial statements of Hennessy Advisors, Inc.
                 23.3      Consent of Bregante & Co., LLP
                 23.4      Consent of KPMG LLP to inclusion of report on
                           financial statements of Hennessy Management Co., L.P.
                 23.5      Consent of KPMG LLP to inclusion of report on
                           financial statements of Hennessy Management Co. 2,
                           L.P.
                 24.1*     Directors' Power of Attorney
                 99.1*     Escrow Agreement between Hennessy Advisors, Inc. and
                           Firstar Bank, N.A. dated September 12, 2001


                *  previously filed

ITEM 28.  UNDERTAKINGS

The registrant will:

(1) File during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on November 5, 2001.





                                       HENNESSY ADVISORS, INC.


                                       By:     /s/ Neil J. Hennessey
                                          --------------------------------------
                                           Neil J. Hennessy, Chief Executive
                                           Officer, President and Chairman of
                                           the Board



                  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



Date:  November 5, 2001                /s/ Neil J. Hennessy
                                       -----------------------------------------
                                       Neil J. Hennessy, Chief Executive
                                       Officer, President, Chairman of the Board
                                       and Director



Date:  November 5, 2001               /s/ Teresa M. Nilsen
                                      ------------------------------------------
                                      Teresa M. Nilsen, Executive Vice
                                      President, Chief Financial Officer, Chief
                                      Accounting Officer, Secretary and Director



Date:  November 5, 2001                /s/ Daniel B. Steadman
                                       -----------------------------------------
                                       Daniel B. Steadman, Executive Vice
                                       President and Firector


Date:  November 5, 2001               /s/ Brian A. Hennessy
                                      ------------------------------------------
                                      Brian A. Hennessy, Director


Date:  November 5, 2001               /s/ Daniel G. Libarle
                                      ------------------------------------------
                                      Daniel G. Libarle, Director


Date:  November 5, 2001               /s/ Rodger Offenbach
                                      ------------------------------------------
                                      Rodger Offenbach, Director


Date:  November 5, 2001               /s/ Thomas L. Seavey
                                      ------------------------------------------
                                      Thomas L. Seavey, Director

Date:  November 5, 2001               /s/ Henry Hansel
                                      ------------------------------------------
                                      Henry Hansel, Director

                                 EXHIBITS INDEX

                  2.1*     Form of Agreement of Merger of Hennessy Advisors,
                           Inc., Hennessy Management Co., L.P. and Hennessy
                           Management Co. 2, L.P.
                  3.1*     Amended and Restated Articles of Incorporation
                  3.2*     Amended and Restated Bylaws of the Company
                  5.1*     Opinion on legality

                 10.1* Management Agreement dated as of June 30, 2000 between registrant and Hennessy Mutual Funds, Inc.
                 10.2* Investment Advisory Agreement dated as of July 1, 1998 between The Hennessy Funds, Inc. and the Hennessy Management Co., LP


                 10.3* Investment Advisory Agreement dated as of June 30, 1998 between The Hennessy Funds, Inc. and the

                           Hennessy Management Co. 2, LP
                 10.4*     Hennessy Advisors, Inc. 2001 Omnibus Plan
                 10.4(a)*  Form of Option Award Agreement
                 10.5*     Employment Agreement of Neil J. Hennessy
                 10.6*     Netfolio Agreement dated April 10, 2000
                 10.6(a)*  Subordinated Promissory Note

                 10.7*     Loan agreement dated April 10, 2000 between
                           registrant and Firstar Bank, N.A.
                 10.7(a)*  Term Promissory Note in the amount of $2,500,000
                 16.1*     Letter of Bregante & Co., LLP
                 23.1*     Consent of Foley & Lardner (included in Exhibit 5.1)
                 23.2      Consent of KPMG LLP to inclusion of Report on
                           financial statements of Hennessy Advisors, Inc.
                 23.3      Consent of Bregante & Co., LLP
                 23.4      Consent of KPMG LLP to inclusion of report on
                           financial statements of Hennessy Management Co., L.P.
                 23.5      Consent of KPMG LLP to inclusion of report on
                           financial statements of Hennessy Management Co. 2,
                           L.P.
                 24.1*     Directors' Power of Attorney
                 99.1*     Escrow Agreement between Hennessy Advisors, Inc. and
                           Firstar Bank, N.A. dated September 12, 2001


  *  previously filed